                                                                 EXHIBIT 10.6


                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                    TDG, INC.
                               THANE DIRECT, INC.
                        WEST COAST DIRECT MARKETING, INC.
                                  as Borrowers

                                       and

                            THANE DIRECT CANADA INC.
                            THANE INTERNATIONAL, INC.
                         FOX MARKETING ASSOCIATES, INC.
                            TRADEWIND PRODUCTS, INC.
                          CONCEPT AND PRODUCT SOLUTIONS
                               TIME PROPHETS, INC.
                             XEBEC PRODUCTIONS, INC.
                            LA QUINTA SERVICES CORP.
                                  as Guarantors

                    CONGRESS FINANCIAL CORPORATION (FLORIDA),
                                    as Agent

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders

                              Dated: March 13, 2002


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                                TABLE OF CONTENTS
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
 SECTION 1. DEFINITIONS...........................................................................................1

 SECTION 2. CREDIT FACILITIES....................................................................................33
         2.1      Revolving Loans................................................................................33
         2.2      Letter of Credit Accommodations................................................................34
         2.3      Term Loans.....................................................................................38
         2.4      Mandatory Prepayments..........................................................................39
         2.5      Joint and Several Liability....................................................................40
         2.6      Revolving Loan Commitments.....................................................................41

 SECTION 3. INTEREST AND FEES....................................................................................41
         3.1      Interest.......................................................................................41
         3.2      Fees...........................................................................................41
         3.3      Intentionally Omitted..........................................................................42

 SECTION 4. CONDITIONS PRECEDENT.................................................................................42
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations......................42
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................44

 SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST............................................................45
         5.1      Grant of Security Interest.....................................................................45
         5.2      Perfection of Security Interests...............................................................46

 SECTION 6. COLLECTION AND ADMINISTRATION........................................................................50
         6.1      Borrowers' Loan Accounts.......................................................................50
         6.2      Statements.....................................................................................50
         6.3      Collection of Accounts.........................................................................51
         6.4      Payments.......................................................................................53
         6.5      Authorization to Make Loans....................................................................55
         6.6      Use of Proceeds................................................................................55
         6.7      Appointment of Parent for Requesting Loans and Receipts of Loans and
                  Statements.....................................................................................56
         6.8      Pro Rata Treatment.............................................................................56
         6.9      Sharing of Payments, Etc.......................................................................56
         6.10     Settlement Procedures..........................................................................57

 SECTION 7. COLLATERAL REPORTING AND COVENANTS...................................................................60
         7.1      Collateral Reporting...........................................................................60
         7.2      Accounts Covenants.............................................................................62
         7.3      Inventory Covenants............................................................................63
         7.4      Equipment and Real Property Covenants..........................................................64
         7.5      Bills of Lading and Other Documents of Title...................................................64
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                                       (i)

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

         7.6      Website Maintenance............................................................................65
         7.7      Power of Attorney..............................................................................65
         7.8      Right to Cure..................................................................................66
         7.9      Access to Premises.............................................................................67

 SECTION 8. REPRESENTATIONS AND WARRANTIES.......................................................................67
         8.1      Corporate Existence, Power and Authority.......................................................68
         8.2      Name; Jurisdiction of Organization; Chief Executive Office; Collateral Locations...............68
         8.3      Financial Statements; No Material Adverse Change...............................................68
         8.4      Priority of Liens; Title to Properties.........................................................69
         8.5      Tax Returns....................................................................................69
         8.6      Litigation.....................................................................................69
         8.7      Compliance with Other Agreements and Applicable Laws...........................................69
         8.8      Environmental Compliance.......................................................................70
         8.9      Employee Benefits..............................................................................71
         8.10     Bank Accounts..................................................................................72
         8.11     Intellectual Property..........................................................................72
         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.............................................73
         8.13     Labor Disputes.................................................................................74
         8.14     Restrictions on Subsidiaries...................................................................74
         8.15     Material Contracts.............................................................................74
         8.16     Payable Practices..............................................................................74
         8.17     Website........................................................................................74
         8.18     Credit Card Agreements.........................................................................75
         8.19     Interrelated Businesses........................................................................75
         8.20     Accuracy and Completeness of Information.......................................................76
         8.21     Survival of Warranties; Cumulative.............................................................76

 SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS...................................................................76
         9.1      Maintenance of Existence.  ....................................................................76
         9.2      New Collateral Locations.......................................................................77
         9.3      Compliance with Laws, Regulations, Etc.........................................................77
         9.4      Payment of Taxes and Claims....................................................................78
         9.5      Insurance......................................................................................79
         9.6      Financial Statements and Other Information.....................................................79
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................81
         9.8      Encumbrances...................................................................................83
         9.9      Indebtedness...................................................................................85
         9.10     Loans, Investments, Etc........................................................................87
         9.11     Dividends and Redemptions......................................................................89
         9.12     Transactions with Affiliates...................................................................89
         9.13     Compliance with Employment Benefit Laws(a) ....................................................90
         9.14     End of Fiscal Years; Fiscal Quarters...........................................................91
         9.15     Change in Business.............................................................................91
         9.16     Limitation of Restrictions Affecting Subsidiaries..............................................91
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                                      (ii)

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

         9.17     Financial Covenants............................................................................92
         9.18     License Agreements.............................................................................92
         9.19     Credit Card Agreements.........................................................................93
         9.20     Applications under Insolvency Statutes.........................................................94
         9.21     After Acquired Real Property...................................................................94
         9.22     Costs and Expenses.............................................................................94
         9.23     Further Assurances.............................................................................95

 SECTION 10. EVENTS OF DEFAULT AND REMEDIES......................................................................95
         10.1     Events of Default..............................................................................95
         10.2     Remedies.......................................................................................99

 SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW ......................................102
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.........................102
         11.2     Waiver of Notices.............................................................................103
         11.3     Amendments and Waivers.  .....................................................................104
         11.4     Waiver of Counterclaims.......................................................................106
         11.5     Indemnification...............................................................................106
         11.6     Currency Indemnity............................................................................107

 SECTION 12. THE AGENT..........................................................................................108
         12.1     Appointment, Powers and Immunities............................................................108
         12.2     Reliance by Agent.............................................................................108
         12.3     Events of Default.............................................................................109
         12.4     Congress in its Individual Capacity...........................................................109
         12.5     Indemnification...............................................................................109
         12.6     Non-Reliance on Agent and Other Lenders.......................................................110
         12.7     Failure to Act................................................................................110
         12.8     Additional Loans..............................................................................110
         12.9     Concerning the Collateral and the Related Financing Agreements................................111
         12.10    Field Audit, Examination Reports and other Information;
                  Disclaimer by Lenders.........................................................................111
         12.11    Collateral Matters............................................................................112
         12.12    Agency for Perfection.........................................................................113
         12.13    Successor Agent...............................................................................114

 SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS...................................................................114
         13.1     Term..........................................................................................114
         13.2     Interpretative Provisions.....................................................................116
         13.3     Notices.......................................................................................117
         13.4     Partial Invalidity............................................................................118
         13.5     Confidentiality...............................................................................118
         13.6     Successors....................................................................................119
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

         13.7     Assignments; Participations...................................................................120
         13.8     The Krane Group...............................................................................123
         13.9     Entire Agreement..............................................................................123
         13.10    Counterparts, Etc.............................................................................123

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                                      (iv)

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES

                  Exhibit A                 Form of Assignment and Acceptance

                  Exhibit B                 Information Certificate

                  Exhibit C                 Commitments

                  Exhibit D                 Form of Compliance Certificate

                  Schedule 1.29             Customs Brokers

                  Schedule 1.51             Existing Lenders

                  Schedule 1.52             Existing Letters of Credit

                  Schedule 1.89             Permitted Holders

                  Schedule 6.3              Canadian Local Bank Accounts

                  Schedule 8.17             Website

                  Schedule 8.20             Credit Card Agreements

                  Schedule 9.7(a)           Conditions to Permitted Acquisitions

                  Schedule 9.12             Transactions with Affiliates

                                       (v)

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated March __, 2002 is entered into by and among TDG, Inc., a Delaware corporation ("TDG"), Thane Direct, Inc., a Delaware corporation ("Direct"), and West Coast Direct Marketing, Inc., a California corporation ("West Coast", and together with TDG, Direct, and West Coast, each individually a "Borrower" and collectively, "Borrowers"), Thane International, Inc., a Delaware corporation ("Parent"), Thane Direct Canada Inc., an Ontario corporation ("Canadian Direct"), Fox Marketing Associates, a California corporation ("Fox Marketing"), Tradewind Products, Inc., a Delaware corporation ("Tradewinds"), Xebec Productions, Inc., a California corporation ("Xebec"), La Quinta Services Corp., a California corporation ("La Quinta"), Time Prophets, Inc., a California corporation ("Time Prophets"), Concept and Product Solutions, a California corporation ("Solutions" and together with Parent, Canadian Direct, Fox Marketing, Xebec, Tradewinds, La Quinta and Time Prophets, each individually a "Guarantor" and collectively, "Guarantors"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Florida) , a Florida corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a PRO RATA basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Account Debtor" shall mean any Person who is or may become obligated on or in respect of any Receivable or other Collateral, and including any Credit Card Issuer or Credit Card Processor.

         1.2 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets (other than the value of pre-paid media) and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.5 "Agent" shall mean Congress Financial Corporation (Florida), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.6 "Agent Payment Account" shall mean account no.5014182684717, ABA No. 031201467 of Agent at First Union National Bank, Philadelphia, Pennsylvania or such other account of Agent as Agent may from time to time designate to Parent as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.7 "Approved Fund" shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         1.8 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

         1.9 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.10 "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a) the lesser of:

                  (i) the amount equal to: (A) eighty-five (85%) percent multiplied by the Net Amount of the Eligible Accounts of Borrowers and Canadian Direct, PLUS (B) (1) at any time on or prior to the Appraisal Date (as defined below), the lesser of (x) forty (40%) percent multiplied by the Value of the Eligible Inventory of Borrowers and Canadian Direct or (y) the Inventory Loan Limit and (2) at any time after the Appraisal Date, the lesser of (x) the Inventory Loan Limit or (y) fifty (50%) percent multiplied by the Value of the Eligible Inventory of Borrowers and Canadian Direct or (z) eighty-five (85%) percent of the Net Recovery Percentage of the Inventory of Borrowers and Canadian Direct multiplied by the Value of the Eligible Inventory of Borrowers and Canadian Direct, or

                  (ii) the Revolving Loan Limit,

                             MINUS

                  (b) Reserves.

As used herein, "Appraisal Date" shall mean the date on which Agent receives an initial written appraisal as to the Inventory, in form, scope and methodology acceptable to Agent and on which Agent and Lenders are expressly permitted to rely. For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

         1.11 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business.

         1.12 "Canadian Direct Borrowing Base Calculation" shall mean, at any time, the amount equal to:

                  (a) the lesser of:

                  (i) the amount equal to: (A) eighty-five (85%) percent multiplied by the Net Amount of the Eligible Accounts of Canadian Direct, PLUS
(B) (1) at any time on or prior to the Appraisal Date (as defined above), the lesser of (x) forty (40%) percent multiplied by the Value of the Eligible Inventory of Canadian Direct or (y) the Inventory Loan Limit and (2) at any time after the Appraisal Date, the lesser of (x) the Inventory Loan Limit or (y) fifty (50%) percent multiplied by the Value of the Eligible Inventory of Canadian Direct or (z) eighty-five (85%) percent of the Net Recovery Percentage of the Inventory of Canadian Direct multiplied by the Value of the Eligible Inventory of Canadian Direct, or

                  (ii) the Revolving Loan Limit,

                             MINUS

                  (b) Reserves with respect to Canadian Direct.

         1.13 "Canadian Pension Plan" shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is an obligation to contribute by, any Guarantor or Borrower in respect of any Person's employment in Canada with such Borrower or Guarantor which, for greater certainty, does not include the Canada Pension Plan or any other plan maintained by the Government of Canada or by a government of any Province of Canada.

         1.14 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.15 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

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



         1.16 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully unconditionally guaranteed or insured by the United States of America of any agency or instrumentality thereof or or in the case of Canadian Direct, Canada or any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America or Canada, in the case of Canadian Direct, is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System or in the case of Canadian Direct, a bank organized under the laws of Canada in the case of Canadian Direct, having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia or in the case of Canadian Direct, Canada or any Province thereof in the case of Canadian Direct, and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any Lender or other financial institution having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America, or in the case of Canadian Direct, Canada or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America or in the case of Canadian Direct, Canada, in each case maturing within ninety (90) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

         1.17 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, the requisite amount of shares of Parent's outstanding Voting Stock as is required to appoint a majority of the directors of Parent's Board of Directors; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Parent, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office;
(e) the failure of the Permitted Holders to own or control, directly or indirectly, the requisite amount of shares of Parent's outstanding Voting Stock as is required to appoint a majority of the directors of Parent's Board of Directors; or (f) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor (except, that, in the case of Fox, and Clinical, a change of control shall mean the failure of Parent to own directly or indirectly eighty (80%) percent of the voting power of the total outstanding Voting Stock of any of such entities).

         1.18  "Closing Date" shall mean March __, 2002.

         1.19 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.20 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.21 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive (or subordinate on terms satisfactory to Agent) any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

         1.22 "Commitment" shall mean, at any time, as to each Lender, the Term Loan Commitment and the Revolving Loan Commitment set forth next to such Lender's name on Exhibit C hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

          1.23 "Concentration Account" shall mean account no. 14591-04511, ABA No. of Parent at Bank of America, Riverside, California, which account is subject to a Deposit Account Control Agreement, in form and substance satisfactory to Agent or such other account of Parent as Parent may from time to time designate to Agent, provided, that such successor account is the subject of a Deposit Account Control Agreement.

         1.24 "Congress" shall mean Congress Financial Corporation (Florida), a Florida corporation, in its individual capacity, and its successors and assigns.

         1.25 "Consolidated Net Income" shall mean, with respect to any person for any period, the aggregate of the net income (loss) of such person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and non-recurring gains and non-cash losses with respect to the write-down of fixed assets) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP consistently applied as in effect on the date hereof as modified to reflect any changes in such principles respecting purchase accounting; PROVIDED, THAT, (i) the net income for any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (ii) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (iii) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or loss (exclusive of non-cash losses with respect to the write down of fixed assets), together with any related Provision for Taxes for such gain, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

         1.26 "Credit Card Acknowledgments" shall mean, with respect to each Borrower and Canadian Direct, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority security interest in the monies due and to become due to such Borrower or Canadian Direct, as the case may be, (including, credits and reserves) under the Credit Card Agreements of such Borrower, and agreeing to transfer all such amounts to the Blocked Accounts of such Borrower or Canadian Direct, as the case may be, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.27 "Credit Card Agreements" shall mean, with respect to each Borrower and Canadian Direct, all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by such Borrower and Canadian Direct with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.20 hereto.

         1.28 "Credit Card Issuer" shall mean any person (other than any Borrower or Canadian Direct) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

         1.29 "Credit Card Processor" shall mean, with respect to each Borrower and Canadian Direct, any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower's or Canadian Direct's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         1.30 "Credit Card Receivables" shall mean, with respect to each Borrower and Canadian Direct, collectively, (a) all present and future rights of such Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of such Borrower and Canadian Direct to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         1.31 "Customs Brokers" shall mean the persons listed on Schedule 1.31 hereto or such other person as may be selected by any Borrower after the date hereof and after written notice by such Borrower to Agent who is reasonably acceptable to Agent, PROVIDED, THAT, as to each such person (including those listed on such Schedule), Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by such person, such agreement is in full force and effect and such person has complied with the terms thereof.

         1.32 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

         1.33 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.34 "Defaulting Lender" shall have the meaning set forth in Section
6.9 hereof.

         1.35 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

         1.36 "EBITDA" shall mean, as to any person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, PLUS (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, PLUS (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), PLUS (d) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income for such Person).

         1.37 "Eligible Accounts" shall mean Accounts (other than Credit Card Receivables) created by a Borrower or Canadian Direct which are and continue to be acceptable to Agent, in good faith, based on the criteria set forth below. Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                  (b) such Accounts are not unpaid more than the earlier of (i) sixty (60) days after the original due date thereof or (ii) ninety (90) days after the date of the original invoice for them;

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

                  (e) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, THAT, at any time promptly upon

Agent's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable Federal laws of Canada or any Province thereof in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal laws of Canada or any Province thereof) or, at Agent's option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either:
(i) the Account Debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and such Borrower has complied with the terms of
Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

                  (f) such Accounts do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

                  (g) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such Account Debtor in excess of the amount at any time and from time to time owed by such Borrower to such Account Debtor or claimed owed by such Account Debtor may be deemed Eligible Accounts),

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

                  (k) the Account Debtors with respect to such Accounts are not any foreign government, the United States of America, Canada, any State, Province, political subdivision, department, agency or instrumentality thereof, unless, if (i) the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, or (ii) the account debtor is Her Majesty in right of Canada or any Provincial or local Governmental Authority, or any ministry, upon Agent's request, the Financial Administration Act, R.S.C. 185, C.F-11, as amended or any similar applicable Provincial or local law, regulation or requirement, if applicable has been complied with in a manner reasonably satisfactory to Agent;

                  (l) there are no proceedings or actions which are threatened or pending against the Account Debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such Account Debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

                  (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

                  (n) the aggregate amount of such Accounts owing by a single Account Debtor do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

                  (o) such Accounts are not owed by an Account Debtor who has Accounts unpaid more than the earlier to occur of (i) sixty (60) days after the original due date thereof or (ii) ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor;

                  (p) such Accounts are not Credit Card Receivables;

                  (q) the Account Debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

                  (r) such Accounts are owed by Account Debtors whose total indebtedness to such

Borrower does not exceed the credit limit with respect to such Account Debtors as determined by such Borrower from time to time, to the extent such credit limit as to any Account Debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is acceptable, in good faith, to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

                  (s) such Accounts are owed by Account Debtors deemed creditworthy at all times by Agent.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.38 "Eligible Credit Card Receivables" shall mean with respect to each Borrower or Canadian Direct, Credit Card Receivables of such Borrower or Canadian Direct which are and continue to be acceptable to Agent in good faith based on the criteria applicable thereto pursuant to the terms hereof. Credit Card Receivables shall be Eligible Credit Card Receivables if:

                  (a) such Credit Card Receivables arise from the actual and BONA FIDE sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower or Canadian Direct, as the case may be, which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto; PROVIDED, THAT, such Credit Card Receivable relates only to the sale of products of Borrowers consisting of Eligible Inventory and attachments and enhancements with respect thereto or such other products of such Borrower as Agent shall determine from time to time;

                  (b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

                  (c) such Credit Card Receivables are not unpaid more than ten
(10) days after the date that Borrower or its agents or Canadian Direct or its agents receives the instructions from the customer using the credit card or debit card for the payment of all or a portion of the purchase price for the sale of the goods of which gave rise to such Credit Card Receivables;

                  (d) all procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card

Receivables shall have been followed by such Borrower or its agents or Canadian Direct or its agents and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

                  (e) the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

                  (f) such Borrower or its agents or Canadian Direct or its agents shall have submitted all sales slips, drafts, charges and other reports and other materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower or Canadian Direct to be entitled to payment in respect thereof;

                  (g) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

                  (h) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not notified such Borrower or Canadian Direct of two (2) consecutive "soft declines" with respect to such Credit Card Receivable;

                  (i) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

                  (j) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute, and does not have, and does not engage in transactions which may give rise to, any right of setoff, against such Credit Card Receivables (other than transactions in the ordinary course of the business of such Borrower) and such Credit Card Issuer or Credit Card Processor has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower or Canadian Direct for the purpose of establishing a reserve or collateral for obligations of such Borrower or Canadian Direct to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or Canadian Direct as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or Canadian Direct);

                  (k) the terms of payment of such Credit Card Receivables require payments of equal consecutive monthly installments each in an amount not less than the amount equal to the total amount of any such Credit Card Receivable divided by the number of installments in which such Credit Card Receivable is payable, PROVIDED, THAT, such Eligible Credit Card Receivables may not be payable in more than three (3) consecutive monthly installments;

                  (l) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or Canadian Direct as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or Canadian Direct);

                  (m) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent as to such Credit Card Receivables of Borrowers or Canadian Direct and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest, charge or other encumbrance;

                  (n) Agent shall have received, in form and substance satisfactory to Agent, a Credit Card Acknowledgment duly authorized, executed and delivered by the Credit Card Issuer or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Credit Card Acknowledgment shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall have complied with the terms thereof;

                  (o) there are no proceedings or actions which are pending or to any Borrower's or Canadian Direct (as the case may be) knowledge threatened, against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

                  (p) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in good faith (PROVIDED, THAT Agent acknowledges that the Credit Card Issuers and Credit Card Processors with whom each Borrower or Canadian Direct has entered a Credit Card Agreement as of the date hereof is creditworthy on the date hereof);

                  (q) no default or event of default has occurred under the Credit Card Agreement of such Borrower or Canadian Direct (as the case may be) with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrower and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower or Canadian Direct, as the case may be, (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower) or the right to establish reserves or establish or demand collateral and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

                  (r) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower or Canadian Direct with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, Provincial and local laws and regulations;

                  (s) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or notice of its intention to cease or suspend payments to such Borrower or Canadian Direct in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor; and

                  (t) the Account Debtor with respect to such Credit Card Receivable has not returned the product or notified Borrower that it intends to return the product.

General criteria for Eligible Credit Card Receivables may be established and revised from time to time by Agent in good faith, with prompt telephonic or other notice to Borrowers, based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from Borrowers, which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Agent. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

         1.39 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower located in the United States of America and Inventory of Canadian Direct located in Canada or in-transit Inventory as provided in Section 1.39(f) below, in each case, consisting of finished goods held for resale in the ordinary course of the business of such Borrower or Canadian Direct, as the case may be, which are acceptable to Agent, in good faith, based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's or Canadian Direct's business, as the case may be;
(f) Inventory at premises other than those owned and controlled by any Borrower, EXCEPT any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by any Borrower or Canadian Direct, as the case may be, may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by a Borrower or Canadian Direct, as the case may be, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower or Canadian Direct, as the case may be, to the owner and lessor thereof as Agent shall determine, (ii) as to locations owned and operated by a third person, (A) if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower or Canadian Direct to the owner and operator thereof as Agent shall determine, and (B) in addition, if required by Agent, if Agent shall have received: (1) UCC or PPSA financing statements between the owner and operator, as consignee or bailee and such Borrower or Canadian Direct, as consignor or bailor, in form and substance reasonably satisfactory to Agent, which are duly assigned to Agent and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; and
(iii) Inventory which would otherwise be Eligible Inventory located outside the United States of America which is in transit to either the premises of a Customs Broker in the United States or Canada or premises of Borrower or Canadian Direct in the United States or Canada which are either owned and controlled by Borrower or Canadian Direct or leased by Borrower or Canadian Direct (but only if Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker or the owner and lessor of such leased premises, as the case may be), PROVIDED, THAT, (A) Agent has a first priority perfected security interest in and control and possession of all originals of documents of title with respect to such Inventory, (B) Agent has received (1) a Collateral Access Agreement, duly authorized, executed and delivered by the Customs Broker handling the shipping and delivery of such Inventory, (2) a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent and (3) a copy of the invoice and manifest with respect thereto and (C) such Inventory is not subject to any Letter of Credit Accommodation ("In-Transit Inventory"); (g) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment, (m) Inventory located outside the United States of America or Canada other than Inventory which satisfies the conditions set forth in Section 1.39(f)(iii) hereof, and (n) finished goods Inventory of any Borrower other than "AB-Doer", "Orbitrek" and "Bun and Thigh" equipment products, provided, that, such product categories may be deemed ineligible and/or additional product categories may be deemed eligible as Agent may determine from time to time. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of

Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.40 "Eligible Transferee" shall mean (a) the Agent or any Lender; (b) the parent company of Agent or any Lender and/or any Affiliate of such Lender or Agent; and (c) any other commercial bank or financial institution having combined capital and surplus and undivided profits of not less than $250,000,000 or "accredited investor" (as defined in Regulation D under the Exchange Act) approved by (i) Agent in the case of any Eligible Transferee with respect to any of the Revolving Loans and (ii) the Required Term Lenders in the case of any Eligible Transferee with respect to any of the Term Loans; PROVIDED, THAT, (A) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or any Guarantor shall qualify as an Eligible Transferee, and (B) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or any Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

         1.41 "Enforcement Action" shall mean the exercise by Agent in good faith of any of its material enforcement rights and remedies hereunder or under the other Financing Agreements, applicable law or otherwise at any time upon the occurrence and during the continuance of an Event of Default (including, the demand for the immediate payment of all of the Obligations, the solicitation of bids from third parties to conduct the liquidation of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, the commencement of any action to foreclose on the security interests or Liens of Agent in all or any material portion of the Collateral, notification of Account Debtors to make payments to Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

         1.42 "Environmental Laws" shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the

Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act of 1974, and the Canadian Environmental Protection Act, (ii) applicable foreign, state, provincial, or foreign counterparts to such laws and
(iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.43 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures (except to the extent constituting Real Property), all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.44 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.45 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.46 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $500,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $500,000.

         1.47 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.48 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the Borrowing Base (without regard to any Reserves) MINUS (b) the sum of: (i) the aggregate amount of all then outstanding and unpaid Obligations (but not including for this purpose Obligations arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or the then outstanding aggregate principal amount of, interest on and any other outstanding Obligations in respect of the Term Loans), plus (ii) the amount of all Reserves, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by any Borrower in good faith), plus (iv) without duplication, the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by any Borrower in good faith), but not yet sent.

         1.49 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.50 "Exchange Rate" shall mean the prevailing spot rate of exchange of such bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m., Miami, Florida time, on the date on which any such conversion of currency is to be made under this Agreement.

         1.51 "Excluded Taxes" shall have the meaning set forth in Section 9.4 hereof.

         1.52 "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.52 hereto (and including Bank Paribas in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.

         1.53 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.53 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.54 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.55 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, blocked account agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

         1.56 "Foreign Subsidiaries" shall mean each Subsidiary of Parent (other than Canadian Direct) that is incorporated under the laws of any jurisdiction other than the United States of America, any state thereof or any territory thereof.

         1.57 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

         1.58 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.59 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) Thane International, Inc., a Delaware corporation , (b) Fox Marketing Associates, a California corporation,(c) Tradewind Products, Inc., a Delaware corporation, (d) Xebec Productions, Inc., a California corporation, (e) La Quinta Services Corp., a California corporation, Time Prophets, Inc., a California corporation, (f) Thane Direct Canada Inc., an Ontario corporation, and (g) Concept and Product Solutions, a California corporation; each sometimes being referred to herein individually as a "Guarantor".

         1.60 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.61 "Indebtedness" shall mean, with respect to any Person, without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith);
(c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness, liabilities and obligations of another Person for borrowed money or indebtedness of another Person otherwise described in clauses (a) through (f) of this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time, PROVIDED, THAT, for purposes hereof, to the extent the indebtedness referred to in this clause (g) is non-recourse to such Person, the amount of such indebtedness shall not be deemed to exceed the lesser of (i) the principal amount of such indebtedness or (ii) the net book value of the asset securing such indebtedness; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

         1.62 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit B hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.63 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         1.64  "Interest Rate" shall mean

                  (a) as to Revolving Loans, (i) subject to clause (ii) below, a rate equal to one-half of one (1/2%) percent per annum in excess of the Prime Rate, and

                           (ii) notwithstanding anything to the contrary
contained in clause (a)(i) of this definition, the Interest Rate applicable to Revolving Loans shall be the Prime Rate plus two and one-half (2 1/2%) percent per annum, at Agent's option, after notice to Parent, (A) for the period (1) from and after the effective date of termination or non-renewal hereof until Agent and Revolving Loan Lenders have received full and final payment of all outstanding and unpaid Obligations arising pursuant to the Revolving Loans which are not contingent and cash collateral in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against Borrower) and (2) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (B) on Revolving Loans to Borrowers at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default but only to the extent of such excess); and

                  (b)(i) as to the Term Loans, subject to clause(b)(ii) below, a rate equal to seven (7%) percent per annum in excess of the Prime Rate, subject to increase or decrease in the Prime Rate, effective as of the first day of the month after any such change occurs; PROVIDED, THAT, notwithstanding any increases or decreases in the Prime Rate, the Interest Rate applicable to the Term Loans shall never be less than eleven and three-quarters (11 3/4%) percent per annum or, greater than thirteen and three-quarters (13 3/4%) percent per annum, prior to an Event of Default and

                  (ii) notwithstanding anything to the contrary contained in clause (b)(i) of this definition, the Interest Rate applicable to the Term Loans shall mean three (3%) percent above the interest rate otherwise applicable under
Section 1.64(b)(i) above, without notice, either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations arising pursuant to the Term Loans are paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing, except that the interest rate applicable to the Term Loans, pursuant to this
Section 1.64(b)(ii), shall not be greater than sixteen and three-quarters percent (16 3/4%).

         1.65 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         1.66 "Inventory Loan Limit" shall mean, at any time, the amount equal to $10,000,000 minus the then outstanding principal amount of Revolving Loans to Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory.

         1.67 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Agent may require.

         1.68 "Krane Agent" shall mean LaSalle Bank, National Association, in its capacity as Agent for the lenders party to the Credit Agreement dated May 17, 2000 by and among Krane Products, Inc. and Krane Holdings, Inc.,and such lenders, together with its successors and assigns.

         1.69 "Krane Intercreditor Agreement" shall mean, an intercreditor agreement, dated on or about the date hereof, by and among Agent, Krane Agent and Parent and its Subsidiaries, in form and substance satisfactory to Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.70 "Krane Group" shall mean, collectively, the following (together with their respective successors and assigns): (a) Krane Holdings, Inc., a Delaware corporation; (b) Krane Products, Inc., a New York corporation, (c) Krane Acquisition Corporation, a Delaware corporation and (d) any Person which, at any time, is a Subsidiary of any of Krane Acquisition Corporation, Krane Holdings, Inc. or Krane Products, Inc.

         1.71 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.72 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of any Borrower or Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

         1.73 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.74 "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

         1.75 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrowers or
(b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value, (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

         1.76 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of the US Dollar Equivalent of $500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.77  "Maximum Credit" shall mean the amount of $34,000,000.

         1.78 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Leasehold Deed of Trust with Assignment of Rents and Fixture Filings, dated as of even date herewith, by Parent in favor of Agent with respect to the Real Property and related assets of such Parent located in Riverside County, California and (b) any Mortgages executed and delivered by any Person pursuant to Section 9.21 hereof.

         1.79 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

         1.80 "Net Amount of Eligible Accounts" shall mean the gross amount of the Eligible Accounts of Borrowers and Canadian Direct less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.81 "Net Amount of Eligible Credit Card Receivables" shall mean the gross amount of Eligible Credit Card Receivables less, without duplication, (a) sales, excise or similar taxes included in the amount thereof (other than to the extent Reserves have been established for such amounts) and (b) discounts, fees, chargebacks and other amounts payable by such Borrower or Canadian Direct to the Credit Card Issuers or Credit Card Processors in respect of such Credit Card Receivables (other than to the extent Reserves have been established for such amounts or such amounts have been used to reduce the amount of Eligible Credit Card Receivables).

         1.82 "Net Cash Proceeds" means, with respect to any sale, lease (as lessor), transfer or other disposition of any asset or the sale or issuance of any Indebtedness or any Capital Stock, any securities convertible into or exchangeable for Capital Stock or any warrants, rights, options or securities convertible into or exchangeable for Capital Stock, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, other similar fees and commissions and reasonable out-of-pocket expenses, (b) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, (c) the amount of any Indebtedness secured by a lien (other than a lien created under any Financing Agreement) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of Borrower or any Guarantor and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

         1.83 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

         1.84 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations, Special Agent Advances and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.85 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, Guarantors), other than Borrowers.

         1.86 "Parent" shall mean Thane International, Inc., a Delaware corporation, and its successors and assigns.

         1.87 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
13.7 of this Agreement governing participations.

         1.88 "Permitted Acquisition Reserve" shall mean a Reserve established on the Closing Date, in the amount of $5,700,000; $1,200,000 of which shall be released upon Agent's determination that all of the conditions specified in
Schedule 9.7 regarding the transaction described in Section 9.7(a)(ii) have been satisfied and $4,500,000 of which shall be released upon Agent's determination that all of the conditions specified in Schedule 9.7 regarding the transaction described in Section 9.7(a)(iii) have been satisfied.

         1.89 "Permitted Holders" shall mean the persons listed on 1.89 hereto and their respective successors and assigns.

         1.90 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.91 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.92 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

         1.93 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.94 "Priority Payables" shall mean, as to any Borrower or Canadian Direct at any time, (a) the full amount of the liabilities of such Borrower and Canadian Direct at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts, Eligible Credit Card Receivables or Eligible Inventory of such Borrower or Canadian Direct, as the case may be, under Federal, Provincial, State, county, district, municipal, or local law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes (including claims for debts due to Inland Revenue or Customs and Excise), wages, withholding taxes, and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of the Borrowing Base multiplied by the aggregate Value of the Eligible Inventory of such Borrower or Canadian Direct, as the case may be, which Agent, in good faith, considers is or may be subject to retention of title provisions by a supplier or a right of a supplier to recover possession thereof, where such supplier's right has priority over the security interests, liens or charges securing the Obligations, including, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (PROVIDED, THAT, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

         1.95 "Pro Rata Share" shall mean (a) with respect to references to all Lenders, as to any Lender, (i) prior to the making of any Term Loan, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof and (ii) on or after the making of such Term Loan, the fraction (expressed as a percentage) the numerator of which is such Lender's Revolving Loan Commitment plus such Lender's outstanding Term Loans and the denominator of which is the aggregate amount of all of the Revolving Loan Commitments and all of the outstanding Term Loans; PROVIDED, THAT, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit

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Accommodations, (b) with respect to references to Revolving Loan Lenders, as to any Revolving Loan Lender, the fraction (expressed as a percentage) the numerator of which is such Revolving Loan Lender's Revolving Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving Loan Commitments of Revolving Loan Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; PROVIDED, THAT, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Revolving Loan Lender's Revolving Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations, and (c) with respect to references only to Term Loan Lenders, as to any Term Loan Lender, (i) prior to the making of any Term Loan, the fraction (expressed as a percentage) the numerator of which is such Term Loan Lender's Term Loan Commitment and the denominator of which is the aggregate amount of all of the Term Loan Commitments and (ii) on or after the making of the Term Loan, the fraction (expressed as a percentage) the numerator of which is such Term Loan Lender's Term Loans and the denominator of which is the aggregate amount of all of the Term Loans.

         1.96 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.97 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

         1.98 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against

                                       28


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carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

         1.99 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

         1.100 "Renewal Date" shall the meaning set forth in Section 13.1 hereof.

         1.101 "Register" shall have the meaning set forth in Section 13.7 hereof.

         1.102 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

         1.103 "Required Revolving Loan Lenders" shall mean, at any time, those Revolving Loan Lenders whose Pro Rata Shares with respect to the Revolving Loan Commitment aggregate more than fifty (50%) percent.

         1.104 "Required Term Loan Lenders" shall mean, at any time, those Term Loan Lenders whose Pro Rata Shares with respect to Term Loans aggregate more than fifty (50%) percent.

         1.105 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) to reflect amounts owing by Borrowers or Canadian Direct to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements,

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including, chargebacks, (e) to reflect the amount of the accrued and unpaid royalties, fees or other charges owing to any owner or licensor of Intellectual Property subject to a License Agreement affixed to, incorporated in or otherwise used in connection with the manufacture, distribution or sale of Eligible Inventory (but not including for this purpose royalties, fees or other charges owing to any owner or licensor if the License Agreement with respect thereto includes provisions satisfactory to Agent allowing the security interest of Agent in such Inventory and giving Agent the ability to use such Intellectual Property to sell or otherwise realize on such Inventory) or (f) the Permitted Acquisition Reserve, or (g) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect
(i) that dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrowers and Canadian Direct for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent, (ii) amounts due or to become due in respect of sales, use and/or withholding taxes; (iii) to reflect the amounts of the Priority Payables; or (iv) any rental payments, service charges or other amounts due or to become due to lessors of real or personal property or other Persons (including, operators or owners of fulfillment centers) to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts, Eligible Credit Card Receivables, or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

         1.106 "Revolving Loan Commitment" shall mean, at any time, as to each Lender, the principal amount designated as its Revolving Loan Commitment set forth on Exhibit C or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Revolving Loan Commitments".

         1.107 "Revolving Loan Lenders" shall mean, collectively, the Lenders with a Revolving Credit Commitment; sometimes being referred to herein individually as a "Revolving Loan Lender".

         1.108  "Revolving Loan Limit" shall mean $20,000,000.

         1.109 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.110 "Solvent" shall mean, at any time with respect to any Person, that at such time such

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Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.111 "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

         1.112 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.113 "Term Loan A" shall mean the term loan made by any Term Loan A Lender to or for the benefit of Borrowers as provided for in Section 2.3(a) hereof.

         1.114 "Term Loan A Commitment" shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender's name on Exhibit C hereto designated as such Lender's Term Loan A Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Lenders) referred to herein as the "Term Loan A Commitments".

         1.115 "Term Loan A Lenders" shall mean, at any time, Lenders having a Term Loan A Commitment or a Term Loan A owing to it at such time; each sometimes being referred to herein individually as a "Term Loan A Lender".

          1.116 "Term Loan B" shall mean the term loan made by any Term Loan B Lenders to or for the benefit of Borrowers as provided for in Section 2.3(b) hereof.

         1.117 "Term Loan B Commitment" shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender's name on Exhibit C hereto designated as such

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



Lender's Term Loan B Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Lenders) referred to herein as the "Term Loan B Commitments".

         1.118 "Term Loan B Lenders" shall mean, at any time, Lenders having a Term Loan B Commitment or a Term Loan B owing to it at such time; each sometimes being referred to herein individually as a "Term Loan B Lender".

         1.119 "Term Loan Commitments" shall mean, individually and collectively, each of the Term Loan A Commitments, and Term Loan B Commitments.

         1.120 "Term Loan Lenders" shall mean, individually and collectively, the Lenders with a Term Loan A Commitment, a Term Loan B Commitment or outstanding Term Loans.

         1.121 "Term Loans" shall mean, individually and collectively, each of the Term Loan A, and Term Loan B.

         1.122 "Total Debt" shall mean, on any date of determination, all outstanding Indebtedness of Parent and its Subsidiaries (other than the Krane Group) for borrowed money, issued and outstanding letters of credit, and Capital Leases.

         1.123 "Total Debt Ratio" shall mean, on any date of determination, the ratio of (a) the Total Debt of Parent and its Subsidiaries (other than the Krane Group) on such date, to (b) the EBITDA of Parent and its Subsidiaries (other than the Krane Group) for the twelve (12) month period ended as of the most recently completed fiscal month (taken as one accounting period) for which Borrowers have delivered financial statements as required by Section 9.6(a)(i) hereof, all as determined on a consolidated basis in accordance with GAAP.

         1.124 "Triggering Event" shall mean one or more of the following events: (a) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof with respect to any Borrower's failure to pay any of the Obligations with respect to the Revolving Loans (including principal, interest, fees and expenses attributable thereto); (b) the occurrence and continuance of an Event of Default under Section 10.1(g) or 10.1(h) hereof; or (c) the occurrence of any other Event of Default and the subsequent acceleration by Agent of the payment of all or a material portion of the Obligations.

         1.125 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

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         1.126 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent at such time using the Exchange Rate in effect on the Business Day of determination.

         1.127 "US Dollars" or US$" or "$" shall mean lawful currency of the United States of America.

         1.128 "Value" shall mean the US Dollar Equivalent, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

         1.129 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES

         2.1 REVOLVING LOANS.

               (a) Subject to and upon the terms and conditions contained herein, each Revolving Loan Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Borrowers (or Parent on behalf of Borrowers) up to the amount outstanding at any time equal to the Borrowing Base.

               (b) Agent may, in its discretion, from time to time, upon not less than five (5) Business Days prior notice to Parent, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed, or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies

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



or risks which are also considered in determining Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory or in establishing Reserves.

               (c) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Borrowing Base, (ii) the amount of the Revolving Loans to all Borrowers outstanding at any time based on the aggregate amount of Eligible Accounts and Eligible Credit Card Receivables of Borrowers and Canadian Direct pursuant to Section 1.10(a) hereof shall not exceed the amount equal to the aggregate cash receipts of all Borrowers in respect of their Accounts during the immediately preceding two (2) consecutive fiscal months (allocating Revolving Loans for this purpose first to those based on Eligible Inventory), (iii) the aggregate principal amount of the Revolving Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers and Canadian Direct shall not exceed $10,000,000, and (iv) the aggregate outstanding amount of Revolving Loans based on In-Transit Inventory at any time shall not exceed $3,000,000.

               (d) In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding exceeds the Borrowing Base, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on the Eligible Inventory exceeds the Inventory Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

         2.2 LETTER OF CREDIT ACCOMMODATIONS.

               (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Parent on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to two and three-quarters (2 3/4%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each

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



succeeding month, except that Agent may, and upon the written direction of Required Revolving Loan Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Revolving Loan Lenders such letter of credit fee, at a rate equal to four and three-quarters (4 3/4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

               (c) The Borrower requesting such Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall give Agent two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall attach to such notice the proposed form of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance reasonably satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be reasonably satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit

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



Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

               (e) Except in Agent's discretion, with the consent of all Revolving Loan Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $5,000,000.

               (f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State, Provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into such Borrower's or Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers and Guarantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor. Agent shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Agent shall not exercise any of the following unless agreed to by or on behalf of any Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's name or in any Guarantor's name.

               (i) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

               (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, all Obligations with respect thereto).

               (k) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such payment and each Revolving Loan Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Revolving Loan Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Revolving Loan Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Loan Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Revolving Loans as set forth in
Section 3.1(a) hereof.

         2.3 TERM LOANS.

               (a) Term Loan A Lenders agree, ratably in accordance with their respective Term Loan A Commitments, and subject to the satisfaction of the applicable conditions precedent set forth in Section 4 hereof, to make Term Loan A to Borrowers on the Closing Date in an aggregate principal amount of $10,000,000, which Term Loan A shall be repaid on the earlier to occur of (i) the third anniversary of the date of this Agreement, (ii) the termination or non- renewal of the Credit Facility or (iii) an acceleration of the Obligations. Term Loan A shall be secured by all of the Collateral and shall constitute Obligations.

               (b) Term Loan A may be prepaid in whole or in part, subject to the satisfaction of each of the following conditions as determined by Agent: (i) if the outstanding principal amount of Term Loan A is equal to or less than $5,000,000, then the minimum amount of any such prepayment shall be equal to the outstanding principal amount of Term Loan A, (ii) the average of the Excess Availability, based on the immediately preceding thirty consecutive (30) days prior to any such prepayment, and on the date of any such prepayment and immediately after giving effect to such prepayment, shall be not less than $5,000,000 and (iii) if any Revolving Loans or

Letter of Credit Accommodations are outstanding, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

               (c) Term Loan B Lenders agree, ratably in accordance with their respective Term Loan B Commitments, upon the written request of Borrowers received by Agent no later than the two (2) month anniversary of the Closing Date and subject to the satisfaction of the applicable conditions precedent set forth herein, to make Term Loan B to Borrowers on the applicable funding date in an aggregate principal amount of $4,000,000, which Term Loan B shall be repaid in twenty-four (24) equal consecutive installments (subject to earlier repayment to the extent required hereunder), commencing on the first day of the second month after the date of the making of such Term Loan B. Term Loan B shall be secured by all of the Collateral and shall constitute Obligations.

               (d) Term Loan B may be prepaid in whole or in part, subject to the satisfaction of each of the following conditions as determined by Agent: (i) if the outstanding principal amount of Term Loan B is equal to or less than $2,000,000, then the minimum amount of any such partial prepayment shall be equal to the outstanding principal amount of Term Loan B, (ii) the average of the Excess Availability, based on the immediately preceding thirty consecutive
(30) days prior to any such prepayment, and on the date of any such prepayment and immediately after giving effect to such prepayment, shall be not less than $5,000,000 and (iii) if any Revolving Loans or Letter of Credit Accommodations are outstanding, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

               (e) Borrower's Agent agrees to record each Term Loan on the Term Loan Register referred to in Section 13.7. Each Term Loan recorded on the Term Loan Register (the "Registered Term Loan") may not be evidenced by promissory notes other than a Registered Term Note (as defined below). Upon the registration of the Term Loan, any promissory note (other than a Registered Term
Note) evidencing the same shall be null and void and shall be returned to the Borrowers. Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Term Loan (i.e., containing registered note language) and registered as provided in Section 13.7 hereof (a "Registered Term Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Term Loan Register, the Obligations evidenced by such Note may not be removed from the Term Loan Register so long as it remains outstanding, and a Registered Term Note may not be exchanged for a promissory note that is not a Registered Term Note.

         2.4 MANDATORY PREPAYMENTS.

               (a) Borrowers shall, on the date of receipt by Parent or any of its Subsidiaries of the Net Cash Proceeds from (i) the sale, lease, transfer or other disposition of any assets (other than as permitted under Section 9.7(b)(i) and 9.7(b)(v) hereof), (ii) the incurrence or issuance by Parent or any of its Subsidiaries of any Indebtedness (other than as permitted under Section 9.9),

(iii) the sale or issuance by Parent of any Capital Stock, any securities convertible into or exchangeable for Capital Stock, or any warrants, rights or options to acquire Capital Stock (other than as permitted in Section 9.7(b)(iv) hereof) in each case prepay the Loans by an amount equal to such Net Cash Proceeds. Each such prepayment shall be applied in accordance with Section 2.4(b) hereof.

               (b) Any prepayments made pursuant to Section 2.4(a) shall, so long as no Triggering Event has occurred and is continuing, be applied, FIRST, to the Term Loans, and SECOND, to the Revolving Loans, provided, that, to the extent the Term Loans have been paid in full, Agent shall apply such amounts to the Obligations, whether or not then due, in such order or manner as Agent shall determine, or at Agent's option, to be held as cash collateral for the Obligations and any payments received after the occurrence and during the continuance of a Triggering Event shall be applied in accordance with Section 6.4(b) hereof.

               (c) All prepayments of any Term Loans shall be applied FIRST, to Term Loan A and SECOND, to Term Loan B, and shall be applied against the remaining installments (if any) of principal due on the respective Term Loans in the inverse order of maturity. All prepayments of principal under this Section
2.4 shall be made together with accrued and unpaid interest thereon to the date of such prepayment.

         2.5 JOINT AND SEVERAL LIABILITY. Borrowers shall be liable for all amounts due to Agent under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans and Letter of Credit Accommodations or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans and Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Obligor or any other security therefor, or the absence of any other action to enforce the same,
(c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent, (d) the failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Agent in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrowers, other than the wilful misconduct or gross negligence of Agent or Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent. Upon any Event of Default and for so long as the same is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

         2.6 REVOLVING LOAN COMMITMENTS. The aggregate amount of each Lender's Pro Rata Share of the Revolving Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Revolving Loan Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3. INTEREST AND FEES

         3.1 INTEREST.

               (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

               (b) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 FEES.

               (a) Borrowers shall pay to Agent, for the account of the Revolving Loan Lenders, monthly an unused line fee at a rate equal to one-half of one (1/2%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

               (b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         3.3 INTENTIONALLY OMITTED.

SECTION 4. CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Agent shall have received, in form and substance reasonably satisfactory to Agent, all releases, terminations and such other documents as Agent may reasonably request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements and PPSA termination statements for all PPSA financing statements previously filed by it or them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and (ii) satisfactions and discharges of any mortgages, hypothecs, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

               (c) no material adverse change shall have occurred in the assets, business or prospects of Borrowers and Guarantors since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

               (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may reasonably require to determine the amount of Loans available to Borrowers (including, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be reasonably satisfactory to Agent and Lenders, not more than three (3) Business Days prior to the date hereof;

               (e) Agent shall have received, in form and substance reasonably satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, Collateral Access Agreements by owners and lessors of leased premises of each Borrower and Guarantors and by processors and warehouses at which Collateral is located;

               (f) Agent shall have received, in form and substance reasonably satisfactory to Agent, the collateral assignment of the life insurance policy or policies maintained by Borrower on the lives of William Hay and Denise Hay which shall be in the aggregate amount of not less than $5,000,000 for each of them;

               (g) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $7,500,000 after giving effect to the initial Revolving Loans and Term Loan A made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (h) Agent shall have received, in form and substance reasonably satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);

               (i) Agent shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

               (j) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

               (k) Agent shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

               (l) Agent shall have received, in form and substance satisfactory to Agent, a valid and effective title insurance policy issued by a company and agent acceptable to Agent: (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for protection of its interests;

               (m) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

               (n) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

               (o) Agent shall have received, in form and substance satisfactory to Agent and Lenders, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request; and

               (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

               (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 GRANT OF SECURITY INTEREST. To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

               (a) all Accounts;

               (b) all general intangibles, including, without limitation, all Intellectual Property;

               (c) all goods, including, without limitation, Inventory and Equipment;

               (d) all Real Property and fixtures;

               (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

               (f) all instruments, including, without limitation, all promissory notes;

               (g) all documents;

               (h) all deposit accounts;

               (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

               (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors;

               (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

               (m) to the extent not otherwise described above, all Receivables;

               (n) all Records; and

               (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         5.2 PERFECTION OF SECURITY INTERESTS.

               (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code or by the PPSA of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement


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naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, without the prior written consent of Agent.

               (b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may reasonably from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner reasonably acceptable to Agent with the following legend referring to chattel paper or instruments as applicable:
"This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

               (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act or other applicable legislation as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC or other applicable legislation as in effect in any relevant jurisdiction and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, or other applicable legislation as in effect in such jurisdiction.

               (d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be reasonably acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either
(A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or
(B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions reasonably acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

               (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                     (i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                     (ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account,


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



(B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

               (f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall promptly, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

               (g) Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent's reasonable request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with such commercial tort claim.

               (h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States, and, in the case of Canadian Direct, in Canada, in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

               (i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, PPSA or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC, the PPSA or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 BORROWERS' LOAN ACCOUNTS. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 STATEMENTS. Agent shall render to Parent each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Parent of any specific exceptions of Parent thereto within thirty (30) days after the date such statement has been received by Parent. Until such time as Agent shall have rendered to Parent a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence, absent manifest error, of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

         6.3 COLLECTION OF ACCOUNTS.

               (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are reasonably acceptable to Agent into which Borrowers shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers and Guarantors, shall deliver, or cause to be delivered to Agent a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Each Borrower and Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

               (b) Canadian Direct shall establish and maintain, at its expense, deposit accounts with such banks in Canada as are reasonably acceptable to Agent (the "Canadian Blocked Accounts") into which Canadian Direct shall promptly cause all amounts on deposit in the deposit accounts listed on Schedule 6.3 annexed hereto (together with any other deposit accounts at any time established or used by such Borrower for receiving such proceeds after the date hereof, collectively, the "Local Bank Accounts") and shall itself deposit or cause to be deposited all payments on Receivables, all amounts payable to Borrowers from Credit Card Issuers and Credit Card Processors, and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Canadian Direct shall deliver, or cause to be delivered to Agent a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Canadian Blocked Account or a Local Bank Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the Canadian Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Subject to the terms and conditions contained herein, Agent shall instruct the depository banks at which the Canadian Blocked Accounts are maintained to transfer the funds on deposit in the Canadian Blocked Accounts to such operating bank account of Canadian Direct and to follow the directions of Canadian Direct until such time as Agent shall notify the depository bank otherwise. Agent will only instruct the depository banks at which the Canadian Blocked Accounts are maintained to transfer all funds received or deposited into the Canadian Blocked Accounts to the Agent Payment Account at any time that either: (A) an Event of Default shall exist or have occurred and be continuing, or (B) Excess Availability shall be less than $5,000,000. Canadian Direct agrees that all payments made to such Canadian Blocked Accounts or other funds received and collected by Agent, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

         (c) For purposes of calculating the principal amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Revolving Loans outstanding, Agent shall be entitled to an administrative charge in an amount equivalent to the interest that would have been payable for such Business Day had there been Revolving Loans outstanding on such day as calculated by Agent in accordance with its customary practice, PROVIDED, THAT, an administrative charge shall not be charged with respect to amounts received into the Agent Payment Account in respect of the proceeds of an initial public offering of the Capital Stock of Parent. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.

               (d) Each Borrower and Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's or Guarantor's own funds, PROVIDED, THAT, if at any time the Excess Availability shall be less than $5,000,000, Borrowers and Guarantors shall promptly upon Agent's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. Borrowers and Guarantors agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligations of Borrowers and Guarantors to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

         6.4 PAYMENTS.

               (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. So long as no Triggering Event shall exist or have occurred and be continuing, Proceeds of Collateral shall be applied in the following order:

                          (i) first, to the payment in full of all costs,
expenses and other charges (but not fees) of Agent payable by Borrowers under the Financing Agreements and all indemnities payable by Borrowers under the Financing Agreements then due to Agent;

                          (ii) second, to the payment in full of all costs,
expenses and other charges (but not fees) of Lenders payable by Borrowers under the Financing Agreements and all indemnities payable by Borrowers under the Financing Agreements then due to any Lender;

                          (iii) third, to the payment in full of all fees (other
than the early termination fee set forth in Section 13.1(c) hereof) payable by Borrowers to the Agent for the account of Agent or for the ratable account of Lenders hereunder and under the other Financing Agreements then due;

                          (iv) fourth, to the payment in full of all interest
due in respect of the Loans (including interest payable in respect of Revolving Loans, the Term Loans or otherwise);

                          (v) fifth, to the payment in full of the principal of
the Revolving Loans;

                          (vi) sixth, to the payment in full of the principal of
the Term Loans; and

                          (vii) seventh, to the payment in full of any other
Obligations (including the early termination fee set forth in Section 13.1(c) hereof).

               (b) Upon the occurrence and during the continuance of a Triggering Event, Proceeds of the Collateral shall be applied in the following order:

                          (i) first, to the payment in full of the expenses for
the collection and enforcement of the Obligations and for the protection, preservation or sale, disposition or other realization upon the Collateral, including all expenses, liabilities and advances incurred or made by or on behalf of Agent, as an Agent, in connection therewith (including attorneys' fees and legal expenses and other Agent's expenses);

                          (ii) second, to the payment in full of the Obligations
(and including cash collateral for outstanding Letter of Credit Accommodations in an amount equal to one hundred five (105%) percent of the aggregate undrawn amount thereof) other than (A) the Obligations arising pursuant to the Term Loans (including principal, interest and fees and expenses attributable thereto), and (B) the early termination fee payable under Section 13.1(c) of the Loan Agreement;

                          (iii) third, to the payment in full of the Obligations
arising pursuant to the Term Loans (including principal, interest and fees and expenses attributable thereto);

                          (iv) fourth, to the payment in full of the interests
of Revolving Loan Lenders in the early termination fee payable in accordance with Section 13.1(c) hereof; and

                          (v) fifth, to the payment in full of any other
Obligations.

               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 6.4 (a) shall not be deemed to apply to any payment by Borrowers specified by Borrowers or Parent (on behalf of Borrowers) to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or to any amount required to prepaid pursuant to
Section 2.4 hereof. Notwithstanding anything to the contrary contained in this Agreement, to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

               (d) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may (to the extent then due and payable) be charged directly to the loan account(s) of Borrowers. So long as no Event of Default has occurred and is continuing, Agent shall charge the account(s) of Borrowers for all principal, interest, fees, costs and expenses and other charges (to the extent then due and payable) provided for in this Agreement and the other Financing Agreements. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind other than Excluded Taxes. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(d) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4(d) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 AUTHORIZATION TO MAKE LOANS. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Parent or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Florida time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

         6.6 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Revolving Loans and Term Loan A provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof, (b) $1,200,000 of cash payments contemplated by the Note and Warrant Purchase Agreement, dated May 17, 2000, by and among Prairie Capital Mezzanine Fund, L.P., Krane Holdings, Inc. and Krane Products, Inc., and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. Borrowers shall use the initial proceeds of Term Loan B provided by Agent to Borrowers hereunder only for consummation of the transactions contemplated by the Stock and Warrant Purchase and Redemption Agreement, dated as of February 12, 2002, by and among Parent, Paribas North America, Inc., Paribas Capital Funding LLC and H.I.G. Direct Marketing Holdings, Inc. (as modified, supplemented or amended) and the payment of related fees and expenses. All other Revolving Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.7 APPOINTMENT OF PARENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

               (a) Each Borrower hereby irrevocably appoints and constitutes Parent as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Parent or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Parent may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

               (b) Parent hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Parent shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

               (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Parent as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

               (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Parent shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

               (e) No purported termination of the appointment of Parent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

         6.8 PRO RATA TREATMENT. Except to the extent otherwise provided in this
Agreement: (a) the making of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.9 SHARING OF PAYMENTS, ETC.

               (a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the


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provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Parent and Agent thereof; PROVIDED, THAT, such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.10 SETTLEMENT PROCEDURES.

               (a) In order to administer the Credit Facility in an efficient manner and to minimize


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the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

               (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Miami, Florida time on the Business Day immediately preceding the date of each settlement computation; PROVIDED, THAT, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Miami, Florida time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Miami, Florida time on the same Business Day and if received by a Lender after 12:00 p.m. Miami, Florida time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Miami, Florida time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

               (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by


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



Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

               (d) If Agent is not funding a particular Loan to a Borrower (or Parent for the benefit of such Borrower) pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Miami, Florida time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Revolving Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Parent of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Parent's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any


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



Borrower or Obligor of their duties and obligations hereunder.

               (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.11 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 COLLATERAL REPORTING.

               (a) Borrowers shall provide Agent with the following documents with respect to Borrowers and Canadian Direct in a form satisfactory to Agent:

                     (i) on a regular basis as required by Agent, in good faith, schedules of sales made, credits issued and cash received;

                     (ii) as soon as possible after the end of each calendar week (but in any event within three (3) Business Days after the end thereof), or more frequently as Agent may request, a "soft decline" report with respect to Credit Card Receivables;

                     (iii) as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may, in good faith, request, (A) perpetual inventory reports (on disk in Excel format), (B) inventory reports by location and category (on disk in Excel format) and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) agings of accounts receivable (on disk in Excel format); together with a reconciliation to the previous month's aging and general ledger), (D) agings of accounts payable (on disk in Excel format) and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, fulfillment centers, processors and other third parties from time to time in possession of any Collateral), (E) a report of the preferential creditors and Priority Payables of Canadian Direct under the laws of Canada, (F)


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



reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (G) a report of Inventory by the Intellectual Property used in connection with the manufacture, sale and distribution thereof, indicating the License Agreement with respect to such Intellectual Property and the Value of the Inventory subject thereto (on disk in Excel format), and (H) a report with respect to royalty payments, in form acceptable to Agent, such report shall include a monthly roll-forward of (i) the amount of royalties, fees and other amounts which have been paid to such owners and licensors of Intellectual Property used by Borrowers and Guarantors and (ii) the amount of royalties, fees and other amounts which are accrued and unpaid to such owners and licensors, and which report shall include a certification by the chief financial officer of Parent that all royalties, fees and other amounts owing by Borrowers and Guarantors to owners and licensors of Intellectual Property under License Agreements and otherwise which are due and payable have been paid in full;

                     (iv) upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor;

                     (v) no later than thirty (30) days prior to actual introduction to the market of a new product by Borrowers or Canadian Direct, Borrowers shall notify Agent of the proposed introduction of such new product (other than minor modifications, enhancements, or upgrades to products sold as of the date hereof);

                     (vi) no later than thirty (30) days prior to any change to the selling terms with respect to a product which is already deemed Eligible Inventory, Borrowers shall notify Agent of any proposed such change;

                     (vii) as soon as available, but in any event not later than five (5) days after receipt by any Borrower or Canadian Direct, the monthly statements received by any Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements; and

                     (viii) such other reports as to the Collateral as Agent shall reasonably request from time to time.

               (b) If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

               (c) All of the documents, reports and schedules provided by Borrowers to Agent


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



hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules. For purposes hereof, Agent may, at its option, provide to Parent, at least five (5) Business Days prior to the date any such documents, reports or schedules are required to be provided by Borrowers to Agent hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Agent shall fail to do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

         7.2 ACCOUNTS COVENANTS.

               (a) Borrowers shall promptly notify Agent promptly of: (i) any material delay in any Borrower's or Guarantor's performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to the best of any Borrower's or Guarantor's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting either Eligible Accounts or Eligible Credit Card Receivables. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Agent's consent, except in the ordinary course of a Borrower's or Guarantor's business in accordance with current practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

               (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's or Guarantor's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial


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



or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms except as such enforceability may be limited by (vi) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (vii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Each Borrower and Canadian Direct shall notify Agent promptly of: (i) any notice of a material default by such Borrower under or Canadian Direct any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower or Canadian Direct, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower or Canadian Direct from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower or Canadian Direct to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower or Canadian Direct.

               (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto;
(b) Borrowers and Guarantors shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely;
(e) Borrowers and Guarantors shall produce, use, store and maintain the


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Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) no Borrower or Guarantor shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower or Guarantor to repurchase such Inventory except for the right of return given to customers of such Borrower or Guarantor consistent with its current policies of each Borrower or Guarantor as of the date hereof (as the same may be modified from time to time with Agent's consent); (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Parent to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

         7.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to the Equipment and Real Property: (a) upon Agent's request, Borrowers and Guarantors shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 BILLS OF LADING AND OTHER DOCUMENTS OF TITLE. Each Borrower and Canadian Direct shall cause all bills of lading and other documents of title relating to goods being purchased by such Borrower or Canadian Direct which are outside the United States and in transit to the premises of a Borrower or Canadian Direct or the premises of a Customs Broker in the United States to name such Borrower or Canadian Direct as consignee, unless and until Agent may direct otherwise. At such time and from time to time as Agent may direct, such Borrower shall cause Agent or such other financial institution or other person as Agent may specify to be named as consignee. Without limiting any other rights of Agent hereunder, at any time upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, such Borrower or Canadian Direct, as the case may be, any bill of lading or other document of title with respect to such goods naming such Borrower or Canadian Direct, as the case may be, as consignee to Agent. There shall be three (3) originals of each of such bill of lading or other document of title which unless and until Agent shall direct otherwise shall be delivered as follows: (a) one (1) original to such Customs Broker as such Borrower or Canadian Direct, as the case may be, may specify (so long as Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker), and (b) two (2) originals to Agent or to such other person as Agent may designate for such purpose. Borrower shall obtain a copy (but not the originals) of such bill of lading or other documents from the Customs Broker. Borrowers shall cause all bills of lading or other documents of title relating to goods purchased by Borrower which are outside the United States and in transit to the premises of a Borrower or the premises of a Customs Broker in the United States to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

         7.6 WEBSITE MAINTENANCE.

               (a) Borrowers and Guarantors will use commercially reasonable efforts to maintain its website and ensure that its website remains accessible over the Internet and will not effect any change in the hosting of its website without the prior written consent of Agent. Borrowers and Guarantors will not obtain ownership of or rights to the use of Equipment, including computers, servers, modems, monitors, printers, plotters or memory storage devices, used in connection with the creation, design, maintenance or operation of their website, under any leasing or financing arrangement of any kind, without the prior written consent of Agent. Borrowers and Guarantors will not change, or permit any change with respect to, its website host or the technical contact and administrative and billing contacts for their domain names with their domain name register without the prior written consent of Agent.

               (b) Borrowers and Guarantors shall furnish to Agent, if requested in good faith, a website hosting service waiver and recognition of rights with respect to any Collateral that is or may be located on Equipment in the possession of a website hosting service, such waiver and recognition of rights to be in such form and upon such terms as are acceptable to Agent. Borrowers and Guarantors shall maintain for the benefit of Agent, if requested in good faith, a back-up of all data comprising its website with a third-party escrow agent acceptable to Agent, and execute and deliver a data escrow agreement with such third-party escrow agent in such form and upon such terms as are reasonably acceptable to Agent.

         7.7 POWER OF ATTORNEY. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Guarantor's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i)


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demand payment on Receivables or other Collateral, (ii) enforce payment of
Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other obligor in respect of any Receivables or other Collateral,
(viii) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's good faith determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to Account Debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and each Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.8 RIGHT TO CURE. Agent may, at its option, upon notice to Parent, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c)


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discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.9 ACCESS TO PREMISES. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Parent, or at any time and without notice to Parent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state, province or country of incorporation and is duly qualified as a foreign or extra-provincial corporation and in good standing in all states, provinces or other (domestic or foreign) jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of applicable law or the terms of any Borrower's or Guarantor's certificate of incorporation,


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by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge, hypothec, or other encumbrance upon any property of any Borrower or Guarantor. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8.2 NAME; JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS.

               (a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

               (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer or business identification number of each Borrower and Guarantor.

               (c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule
8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

         8.3 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has


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been no act, condition or event which has had or is reasonably likely to have a
Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

         8.5 TAX RETURNS. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower and Guarantor has collected and deposited in a separate bank account or remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States or Canada and each possession or territory thereof, and each State or political subdivision thereof, including any State or Province in which such Borrower or Guarantor owns any Inventory or owns or leases any other property.

         8.6 LITIGATION. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined has or could reasonably be expected to have a Material Adverse Effect.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

               (a) Borrowers and Guarantors are not in default in any respect under, or in


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violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, the Employment Standards Act (Ontario), the Occupational Health & Safety Act (Ontario), as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, and all Federal, State, Provincial and local statutes, regulations, rules and orders relating to consumer credit (including, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State, Provincial and local states, regulations, rules and orders pertaining to sales of consumer goods (including, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

               (b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8 ENVIRONMENTAL COMPLIANCE.

               (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

               (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor


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has transported, stored or disposed of any Hazardous Materials.

               (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

         8.9 EMPLOYEE BENEFITS.

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal, State or Provincial law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

               (d) With respect to any Canadian Pension Plan (i) such Canadian Pension Plan is duly registered under all applicable Federal or Provincial pension benefits legislation, (ii) all


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



obligations of any Borrower or Guarantor (including fiduciary, funding, investment and administration obligations) required to be performed by such Borrower or Guarantor in connection with such Canadian Pension Plan or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower or Guarantor to such Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and applicable laws and regulations, (iv) all employee contributions to such Canadian Pension Plan required to be made by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into such Canadian Pension Plan in a timely fashion, (v) all reports and disclosures relating to such Canadian Pension Plan required to be provided by any Borrower or Guarantor under any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) to the best of the knowledge of each Borrower and Guarantor, there have been no improper withdrawals, or applications of, the assets of any of such Canadian Pension Plan, (vii) to the best of the knowledge of each Borrower and Guarantor, no amount is owing by such Canadian Pension Plan under the Income Tax Act (Canada) or any provincial taxation statute, (viii) any Canadian Pension Plan which is required to be funded in accordance with applicable Federal or Provincial pension benefits legislation is fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles) and (ix) to the best of the knowledge of each Borrower and Guarantor, such Canadian Pension Plan is not the subject of an investigation or any other proceeding by any applicable governmental authorities or any other action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

         8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

         8.11 INTELLECTUAL PROPERTY. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, or any similar office or agency in the United States, any State thereof, the Canadian Intellectual Property Office, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any


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



Borrower or Guarantor infringes any Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and
(b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

         8.12 SUBSIDIARIES; AFFILIATES; CAPITALIZATION; SOLVENCY.

               (a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

               (b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

               (c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

               (d) Each Borrower and Guarantor is Solvent both immediately before and after giving effect to the incurrence of the Loans hereunder and will continue to be Solvent after the creation of the Obligations, the creation of the security interests of Agent and the other


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



transactions contemplated hereunder.

         8.13 LABOR DISPUTES.

               (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

               (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, the Canadian Labor Relations Board or any applicable Provincial labor relations board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor.

         8.14 RESTRICTIONS ON SUBSIDIARIES. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.15 MATERIAL CONTRACTS. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.16 PAYABLE PRACTICES. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.17 WEBSITE. The websites of Borrowers and Guarantors are located in and maintained by server computers as set forth on Schedule 8.17 hereto. No Equipment, including computers, servers, modems, monitors, printers, plotters, or memory storage devices, used in connection with the creation, design, maintenance or operation of such websites are leased by Borrowers or Guarantors from third parties, except as set forth on Schedule 8.17 hereto. Servers in the


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possession of the persons listed on Schedule 8.17 are used to maintain domain names, and the persons listed on Schedule 8.17 is identified as the technical contact for such domain names used by Borrowers and Guarantors with the records of the domain name registrar and [PARENT] is identified as the administrative and billing contact for the domain names in the records of such domain name registrar.

         8.18 CREDIT CARD AGREEMENTS. Set forth in Schedule 8.20 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any Guarantor, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by each Borrower and Guarantor under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom any Borrower or Guarantor has entered into one of the Credit Card Agreements set forth on Schedule 8.20 hereto or with whom each Borrower has entered into a Credit Card Agreement in accordance with Section 9.19 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Borrower or Guarantor, enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and are in full, force and effect. To the best knowledge of each Borrower or Guarantor, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Borrower and Guarantor and, to the best of such Borrower's or Guarantor's knowledge, the other parties thereto, have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower or Guarantor to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

          8.19 INTERRELATED BUSINESSES. Parent is the direct and beneficial owner and holder of all of the issued and outstanding shares of capital stock of the Borrowers and Guarantors (other than Parent and Canadian Direct). Direct is the beneficial owner and holder of all of the issued and outstanding shares of capital stock of Canadian Direct. Borrowers and Guarantors share an identity of interests such that any benefit received by each of Borrowers and Guarantors benefits the others. Each Borrower and the other Subsidiaries (other than the Krane Group) (a) render services to or for the benefit of the other Borrowers and other Subsidiaries, (b) make loans and advances and provide other financial accommodations to or for the benefit of the other Borrowers and the other Subsidiaries (including, INTER ALIA, the payment and/or guaranties by


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Borrowers and the other Subsidiaries of Indebtedness of the other Borrowers and the other Subsidiaries), and (c) provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and the other Subsidiaries. Parent and its Subsidiaries (other than the Krane Group) have centralized accounting and legal services.

         8.20 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

         8.21 SURVIVAL OF WARRANTIES; CUMULATIVE. (a) All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

               (b) All representations, warranties and covenants made by Parent and its Subsidiaries contained in the Krane Intercreditor Agreement (including, the representations and warranties set forth in Sections 7.1, 7.2, 7.3 and 7.4 of the Krane Intercreditor Agreement) shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth therein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE.

               (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be


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conducted, except as to any Guarantor other than Parent as permitted in Section
9.7 hereto.

               (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Parent of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State or applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

               (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Parent of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

         9.2 NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may only open any new location within the continental United States, or in the case of Canadian Direct, Canada provided such Borrower or Guarantor (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may reasonably deem necessary or desirable to protect its interests in the Collateral at such location, including PPSA financing statements and other security instruments or agreements.

         9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC.

               (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State, Provincial or local Governmental Authority, including ERISA, the Code, Income Tax Act (Canada), the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, the Employment Standards Act (Ontario), the Occupational Health & Safety Act (Ontario), as amended, all federal, state, provincial and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended and all regulations, rules and orders promulgated thereunder), and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, except to the extent any such noncomplaince could not reasonably be expected to have a Material Adverse Effect.

               (b) Borrowers and Guarantors shall give written notice to Agent immediately upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's


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otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

               (c) Without limiting the generality of the foregoing, whenever Agent determines that there is non-compliance, or any condition which under applicable Environmental Law requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law, which in any case could reasonably be expected to have a Material Adverse Effect, such Borrower or Guarantor shall, Borrowers and Guarantors shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non- compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

               (d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans other than such loss, claim, damage, liability, cost or expense as a result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such


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Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income or revenues of Agent or Lenders (such taxes being referred to herein as "Excluded Taxes") from any amounts charged or paid hereunder to Agent or Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

         9.5 INSURANCE. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in accordance with Section 6.4 hereof or hold such proceeds as cash collateral for the Obligations.

         9.6 FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors,


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and to notify the auditors and accountants of Borrowers and Guarantors that
Agent is authorized to obtain such information directly from them PROVIDED, THAT, at all times prior to the occurrence of an Event of Default, Agent shall notify Parent prior to contacting such auditors and accountants. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting, in all material respects, the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit D hereto, along with a schedule in a form reasonably satisfactory to Agent of the calculations used in determining, as of the end of each fiscal quarter, whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting, in all material respects, the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants (which shall not contain a "going concern" or other similar exception) with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly, in all material respects, the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than the US Dollar Equivalent of $500,000 or which if adversely determined would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of the US Dollar Equivalent of $500,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

               (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any


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Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant, subject to Section 13.5 hereof. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor and any final reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by party to Agent or such Lender in writing.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

               (a) merge into or with, consolidate or amalgamate with any other Person or permit any other Person to merge into or with or consolidate with it EXCEPT THAT:

                     (i) any Subsidiary of Parent may merge with and into or consolidate with any other Subsidiary of Parent, PROVIDED, THAT, each of the following conditions is satisfied as determined by Agent in good faith: (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge, consolidate or amalgamate, which notice shall set forth in reasonable detail reasonably satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging, consolidating, or amalgamating and the material agreements and documents relating to such merger, consolidation or amalgamation, (B) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (C) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (D) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State or other applicable Governmental Authority (with a copy as filed promptly after such filing), (E) if the merger is with a Borrower, the surviving corporation of such merger shall be such Borrower, otherwise with respect to any other merger, the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to Agent, and
(F) Borrowers and Guarantors shall


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execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith, and the mergers, consolidations or amalgamations contemplated hereby,

                     (ii) any Borrower or Guarantor organized under the laws of the United States of America may merge or consolidate with the Krane Group; PROVIDED, THAT, the conditions set forth on Schedule 9.7 (a) hereto with respect to such merger or consolidation are satisfied as determined by Agent in good faith, and

                     (iii) Reliant Acquisition Corp. may merge or consolidate with Reliant Interactive Media Corp., PROVIDED, THAT, the conditions set forth on Schedule 9.7 (b) hereto with respect to such merger or consolidation are satisfied as determined by Agent in good faith;

               (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, EXCEPT FOR

                     (i) sales of Inventory in the ordinary course of business,

                     (ii) the sale or other disposition of Equipment so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of the US Dollar Equivalent of $250,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Agent may otherwise agree, and

                     (iii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; PROVIDED, THAT, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations, whether or not then due, in accordance with
Section 2.4 hereof, and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;


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                     (iv) the issuance of Capital Stock of any Borrower or
Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, PROVIDED, THAT, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

                     (v) the sale or other disposition of all of the Capital Stock or all of the assets of Clinical Results, Inc., provided, that, as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and any and all net proceeds payable or delivered to Parent in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent, for application to the outstanding principal amount of the Revolving Loans, which may be reborrowed,

               (c) wind up, liquidate or dissolve except that Bioslim, Inc. and Clinical Results, Inc., each may wind up, liquidate and dissolve, PROVIDED, THAT, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, or other agreement or instrument to which any Borrower, Guarantor or such Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations,
(iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to a Borrower or Guarantor free and clear of any liens, restrictions or encumbrances other than the security interests and liens of Agent or other security interests, liens, restrictions or encumbrances expressly permitted hereunder (and Agent shall have received such evidence thereof as Agent may reasonably require), (iv) Agent shall have received copies of all documents and agreements of such Subsidiary to be filed with any Governmental Authority or otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of such Subsidiary, (vi) Agent shall have received not less than ten
(10) Business Days' prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, (vii) Agent shall have received copies of such deeds, assignments or other agreements as Agent ay reasonably request to evidence and confirm the transfer of such assets from such Subsidiary which is liquidating to a Borrower, and (viii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, or Event of Default shall exist or have occurred and be continuing; or

               (d) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. Each Borrower and Guarantor shall not, and shall not permit any


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Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge, hypothec or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, EXCEPT:

               (a) the security interests and liens of Agent for itself and the benefit of Lenders;

               (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

               (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

               (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

               (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;


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               (h) liens arising from (i) operating leases and the precautionary
UCC and PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary Uniform Commercial Code and PPSA financing statement filings in respect thereof;

               (i) setoff or credit balances of any Borrower or Canadian Direct with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of such Borrower or Canadian Direct, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrowers or Canadian Direct to the Credit Card Issuers as a result of fees and chargebacks;

               (j) liens on the assets of the Krane Group, PROVIDED, THAT, the holders of such liens have entered into the Krane Intercreditor Agreement;

               (k) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, PROVIDED, THAT,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto; and

               (l) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

         9.9 INDEBTEDNESS. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person,
EXCEPT:

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed the US Dollar Equivalent of $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

               (c) guarantees by any Borrower or Guarantor of the Obligations of the other


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Borrowers or Guarantors in favor of Agent for the benefit of Lenders;

               (d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

               (e) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), PROVIDED, THAT, each of the following conditions is satisfied as reasonably determined by Agent and the Required Term Loan Lenders: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and Term Loan Lenders and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance reasonably satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness,
(iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations, whether or not then due, in accordance with Section 2.4, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, EXCEPT, THAT, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

               (f) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; PROVIDED, THAT, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof,
(ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or


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change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 LOANS, INVESTMENTS, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, EXCEPT:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

               (c) the existing equity investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, PROVIDED, THAT, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

               (d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of the US Dollar Equivalent of $250,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

               (e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by


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such Borrower or Guarantor as Agent may reasonably  request;

               (f) obligations of Account Debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to such Borrower or Guarantor; PROVIDED, THAT, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

               (g) loans by a Borrower or Guarantor to another Borrower or Guarantor, PROVIDED, THAT,

                    (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, (D) as to any loans made to Canadian Direct, as of the date of any such loan and after giving effect thereto, the then aggregate outstanding amount of all such loans by Borrowers and Guarantors (other than Canadian Direct) to Canadian Direct shall not exceed the Canadian Direct Borrowing Base Calculation and (E) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

                    (ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent's request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

               (h) the loans and advances set forth on Schedule 9.10 to the Information Certificate; PROVIDED, THAT, as to such loans and advances, (i) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, and (ii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either


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received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT THAT:

               (a) such Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or have occurred and be continuing);

               (b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

               (c) any Subsidiary of a Borrower or Guarantor may pay any dividends to such Borrower or Guarantor and Borrowers and Guarantors may pay dividends to Parent;

               (d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000.

         9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower and Guarantor shall not, directly or indirectly:

               (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable


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to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person except as permitted pursuant to the agreements listed on Schedule 9.12 hereof; or

               (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, EXCEPT (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent, PROVIDED, THAT, the aggregate amount of all such payments shall not exceed $1,500,000, and (iii) Parent may make a payment of $1,500,000 to H.I.G. Capital, LLC, as contemplated by the Amended and Restated Consulting Agreement, dated ________, 2002 , by and between Parent and H.I.G. Capital, LLC, provided, that, each of the following conditions has been satisfied in the determination of Agent on the date of such payment: (A) Excess Availability on the as of the date of any such payment and after giving effect thereto, the Excess Availability for the immediately preceding thirty (30) consecutive day period shall not be less than $7,500,000 and as of the date of any such payment and after giving effect, thereto Excess Availability shall not be less than $7,500,000, (B) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, and (C) Term Loan A and Term Loan B and all Obligations relating thereto have been paid in full..

         9.13 COMPLIANCE WITH EMPLOYMENT BENEFIT LAWS. (a) Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification;
(iii) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (iv) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (vii) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.


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         (b) With respect to any Canadian Pension Plan, the applicable Borrower or Guarantor: (i) shall administer such Canadian Pension Plan in all material respects in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable federal or provincial pension benefits legislation, (ii) shall use its best efforts to deliver to Agent an undertaking of the funding agent for each Canadian Pension Plan stating that the funding agent will notify Agent within seven (7) days of such Borrower's or Guarantor's failure to make any required contribution to the applicable Canadian Pension Plan, (iii) without the prior written consent of Agent, (iv) without the prior written consent of Agent, shall not terminate, or cause to be terminated, subject to compliance with applicable provincial or federal pension benefits legislation and the Income Tax Act (Canada), any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (v) shall promptly provide Agent with any documentation relating to any Canadian Pension Plan as Agent may reasonably request, subject to compliance with applicable legislation governing privacy of information, (vi) shall notify Agent within thirty (30) days of (A) the establishment of a Canadian Pension Plan, and (B) the commencement of payment of contributions to a Canadian Pension Plan to which such Borrower or Guarantor had not previously been contributing.

         9.14 END OF FISCAL YEARS; FISCAL QUARTERS. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on March 31 of each year and (b) fiscal quarters to end on June 30, September 30 and December 31 of each year.

         9.15 CHANGE IN BUSINESS. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

         9.16 LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor (other than the Krane Group) to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor,
(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of


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contractual obligations in existence on the date hereof; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 FINANCIAL COVENANTS. (a) Parent and its Subsidiaries (exclusive of the Krane Group), on a consolidated basis, shall, as of the end of each calendar quarter, for the twelve months then ended (in each case taken as one accounting period), maintain EBITDA in an amount at least equal to $15,000,000.

                 (b) Parent and its Subsidiaries (exclusive of the Krane Group), on a consolidated basis, shall, as of the end of each fiscal quarter, maintain a Total Debt Ratio of not greater than 2 to 1.

         9.18 LICENSE AGREEMENTS.

                 (a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement which would permit the counterparty thereunder to suspend or terminate such License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; EXCEPT, THAT, subject to Section 9.18(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; PROVIDED, THAT, such Borrower or Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.


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                 (b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Upon the occurrence and during the continuance of any Event of Default, Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

                 (c) Upon the earlier to occur of (i) the consummation of the initial public offering of the Capital Stock of Parent or (ii) January 1, 2003, Borrowers and Guarantors shall use their best efforts to include in any License Agreement entered into by such person, after such date, provisions expressly permitting and acknowledging the security interests of Agent in Inventory to which the Intellectual Property subject to the License Agreement is affixed or which incorporates or otherwise uses Intellectual Property subject to such License Agreement and allowing Agent to use such Intellectual Property to use, manufacture, distribute, sell or otherwise realize upon any Inventory to which such Intellectual Property is affixed or which incorporates or otherwise uses such Intellectual Property.

         9.19 CREDIT CARD AGREEMENTS. Each Borrower and Guarantor shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or breach of any of the terms of any of the Credit Card Agreements; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any such Borrower or Guarantor may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower or Guarantor, as the case may be; PROVIDED, THAT, such Borrower or Guarantor, as the case may be, shall give Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements, and (ii) any Borrower or Guarantor, as the case may be, may modify or amend any of the Credit Card Agreement, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto greater rights to setoff against amounts otherwise payable to such Borrower (or Guarantor, as the case may be) or greater rights to cease or suspend payments to such Borrower or Guarantor, as the


                                       93
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case may be; (d) not enter into any new Credit Card Agreements with any new
Credit Card Issuer unless (i) Agent shall have received not less than thirty
(30) days prior written notice of the intention of such Borrower or Guarantor, as the case may be, to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) such Borrower or Guarantor, as the case may be, delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (e) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

         9.20 APPLICATIONS UNDER INSOLVENCY STATUTES. Canadian Direct acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent and Lenders to be classified with any other creditor for purposes of such plan or proposal or otherwise.

         9.21 AFTER ACQUIRED REAL PROPERTY. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than the US Dollar Equivalent of $750,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent's request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

         9.22 COSTS AND EXPENSES. Borrowers and Guarantors shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof,


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including: (a) all costs and expenses of filing or recording (including UCC financing statement, and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto;
(c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

         9.23 FURTHER ASSURANCES. At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined, in good faith, that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                 (a) (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for ten (10) days;


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PROVIDED, THAT, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                 (b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                 (c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

                 (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of the US Dollar Equivalent of $500,000 in any one case or in excess of the US Dollar Equivalent of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has not assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of the US Dollar Equivalent of $500,000;

                 (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                 (f) any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                 (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under the bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, reorganization, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or


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application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                 (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, if any Borrower or Obligor shall: (i) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a substantial part of its property and assets, (ii) be generally unable, or admit in writing its inability, to pay its debts as they become due, or commit any other act of bankruptcy, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

                 (i) any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of the US Dollar Equivalent of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto; or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Borrower or Canadian Direct to fund a reserve account or otherwise hold as collateral, or shall require any Borrower or Canadian Direct to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower or Canadian Direct shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed the US Dollar Equivalent of $500,000 or any Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts from any deposit account of any Borrower or Canadian Direct;

                 (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the


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enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                 (k) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower or Canadian Direct that it is ceasing to make or suspending payments to such Borrower or Canadian Direct of amounts due or to become due to Borrower or Canadian Direct or shall cease or suspend such payments, or shall send notice to any Borrower or Canadian Direct that it is terminating its arrangements with such Borrower or Canadian Direct or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower or Canadian Direct shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty (30) days after the date of any such notice;

                 (l) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower or Guarantor in an aggregate amount in excess of the US Dollar Equivalent of $1,000,000;

                 (m)  any Change of Control shall occur;

                 (n) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of the US Dollar Equivalent of $500,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

                 (o) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any Borrower or Obligor;

                 (p) there shall be a material adverse change in the business, assets or prospects of any Borrower or Obligor after the date hereof; or



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                 (q) there shall be an event of default (subject to applicable grace periods, if any) under any of the other Financing Agreements.

         10.2 REMEDIES.

                 (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

                 (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Parent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall


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be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's good faith request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

                 (c) Notwithstanding anything to the contrary contained herein, except as the Required Term Loan Lenders shall otherwise agree, Agent shall demand payment of the Obligations and commence and pursue such other Enforcement Actions as Agent in good faith deems appropriate within ninety (90) days (except with respect to Events of Default described in Sections 10.1(g) and 10.1(h), Agent shall take such Enforcement Actions as it deems appropriate under the circumstances promptly upon receipt of notice) after the date of the receipt by Agent of written notice executed and delivered by the Required Term Loan Lenders of an Event of Default described in Sections 10.1(a)(i), 10.1(g), 10.1(h), 10.1(m) or 10.1(a)(ii) (to the extent arising as a result of the failure to comply with Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.16 or 9.17 hereof), and requesting that Agent commence Enforcement Actions, PROVIDED, THAT, (i) such Event of Default has not been waived or cured, (ii) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of this Agreement and applicable law, (iii) taking an Enforcement Action shall not result in any liability of Agent or Lenders to any Borrower, Obligor or any other person, (iv) Agent shall be entitled to all of the benefits of Sections 12.2, 12.3 and 12.5 hereof, and (v) Agent shall not be required to take an Enforcement Action so long as within the period provided above, Agent shall, at its option, either (A) appoint Ableco Finance LLC, as an agent of Agent for purposes of exercising the rights of Agent to take an Enforcement Action, subject to the terms hereof or (B) resign as Agent and Ableco Finance LLC shall automatically be deemed to be the successor Agent hereunder for purposes hereof, except with respect to the provisions of Section 2 hereof and in connection with all matters relating to the determination of the Borrowing Base and each of its components (including Eligible Accounts, Eligible Inventory, Reserves and receiving reports in respect of Collateral and conducting field examinations with respect to the Collateral and similar matters).

                 (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third


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party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this
Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                 (e) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                 (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part in accordance with
Section 6.4 hereof, whether or not then due. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of


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collection or enforcement, including attorneys'  fees and expenses.

                 (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default and during the continuance thereof, at the direction of the Required Revolving Loan Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

                 (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                 (b) Each of the Borrowers, Guarantors, Agent and Lenders irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of New York, New York County and the United States District Court for the Southern District of New York, in each case, sitting in the borough of Manhattan, whichever Agent may elect, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

                 (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S.


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mails, or, at Agent's option, by service upon any Borrower or Guarantor (or
Parent on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

                 (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 (e) Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and
Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 WAIVER OF NOTICES. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with


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respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS.

                 (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers' Agent; EXCEPT, THAT,

                     (i) any change, waiver, discharge or termination with respect to the following shall require the consent of all Lenders:

                          (A) the release of any Collateral (except as expressly
required by the Financing Agreements and except as permitted under Section 12.11(b) hereof), or the subordination of any Liens of Agent for the benefit of Lenders,

                          (B) the reduction of any percentage specified in the
definition of Required Lenders,

                          (C) the consent to the assignment or transfer by any
Borrower of any of its rights and obligations under this Agreement, or

                          (D) the amendment, modification or waiver of this
Section 11.3 or Section 12.8,

                          (E) the amendment or modification of Section 6.4
hereof, and

                          (F) the increase in the advance rates (in excess of
the stated advance rates in effect on the date hereof) constituting part of the Borrowing Base,

                     (ii) any change, waiver, discharge or termination with respect to the following shall require the consent of each Revolving Loan Lender directly affected thereby:

                          (A) a reduction in the amount of, or postponement of
the due date of, principal repayments in respect of the Revolving Loans by or on behalf of such Revolving Loan Lender or interest payments in respect of the Revolving Loans by or on behalf of such Revolving Loan Lender or any fees payable for the account of such Revolving Loan Lender;

                          (B) an increase in the Commitment of such Revolving
Loan Lender over


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the amount thereof then in effect,

                     (iii) any change, waiver, discharge or termination with respect to the following shall require the consent of the Required Revolving Loan Lenders:

                          (A) the reduction of any percentage specified in the
definition of Required Revolving Loan Lenders,

                          (B) the amendment or modification of Section 9.17
hereof, and

                          (C) an increase in the Revolving Loan Limit,

                     (iv) any change, waiver, discharge or termination with respect to the following shall require the consent of the Required Term Loan
Lenders:

                          (A) the terms of Section 9.17 hereof (or any
definition with respect to financial terms used in such financial covenant in a manner which has the effect of reducing the amounts which Parent and its Subsidiaries are required to maintain pursuant to such financial covenants);

                          (B) the reduction of any percentage specified in the
definition of Required Term Loan Lenders,

                          (C) the definitions of "Borrowing Base" or "Canadian
Direct Borrowing Base Calculation" (but only to the extent such proposed change in either of the foregoing definitions would increase the advance rates above those in effect on the date hereof), "Change of Control", "Consolidated Net Income", "EBITDA","Eligible Accounts", "Eligible Inventory", "Eligible Transferee", "Enforcement Action", "Excess Availability", "Inventory Loan Limit", "Interest Rate (clause (b) only)", "Material Adverse Effect", "Maximum Credit", "Net Recovery Percentage", "Prime Rate", "Pro Rata Share", "Required Term Loan Lenders", "Revolving Loan Limit"( but only to the extent such proposed change in the definition would have the effect of increasing the amount of Revolving Loans available to the Borrowers) or "Triggering Event"; and

                          (D) any of the following Sections in any material
respect: 2.3, 2.4, 3.2(b), 6.4, 9.7, 9.8, 9.9, 9.10, 9.11, 9.17, 9.21, 9.22 (to
the extent adverse to Term Loan Lenders), 10.1(a), 10.2, 11.3, 12.8, 12.11, 12.12, 13.1 or 13.7(a) hereof, and

                     (v) any change, waiver, discharge or termination with respect to the following shall require the consent of each Term Loan Lender directly affected thereby:

                          (A) a reduction in the amount of, or postponement of
the due date of, principal repayments in respect of any Term Loan by or on behalf of such Term Loan Lender or interest payments in respect of any Term Loan by or on behalf of such Term Loan Lender or any


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fees payable for the account of such Term Loan Lender;

                          (B) an increase in the Maximum Credit or the Revolving
Loan Limit or the outstanding principal amount of any Term Loan by or on behalf of such Term Loan Lender; and

                          (C) forgiveness, compromise or cancellation of any of
the Term Loans by or on behalf of such Term Loan Lender.

                  (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in the event that Borrowers request that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrowers, Agent and the Required Lenders, Borrowers, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

                  (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

         11.4 WAIVER OF COUNTERCLAIMS. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION. Each Borrower and Guarantor shall, jointly and severally,


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indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         11.6 CURRENCY INDEMNITY. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Date with the Judgment Currency prevailing on the Business Day before the day on which judgement is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other


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obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full fore and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. THE AGENT

         12.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non- appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2 RELIANCE BY AGENT. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.


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         12.3 EVENTS OF DEFAULT.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default" or "Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; PROVIDED, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

         12.4 CONGRESS IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this


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Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED, THAT, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         12.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; PROVIDED, THAT, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

         12.7 FAILURE TO ACT. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 ADDITIONAL LOANS. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base, without the prior consent of all Lenders, EXCEPT, THAT, Agent may make such additional Revolving Loans or provide such


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additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, PROVIDED, THAT:

                  (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations equals or exceeds the limits set forth above (an "Overadvance") shall not:

                           (i) exceed, when taken together with the Special
Agent Advances described in Sections 12.11(a)(i) or (ii), the aggregate principal amount of $2,000,000 outstanding at any one time; or

                           (ii) cause the total principal amount of the Loans
and Letter of Credit Accommodations to exceed the Maximum Credit or cause the total principal amount of Revolving Loans and Letter of Credit Accommodations to exceed the Revolving Loan Limit; and

                  (b) no such additional Revolving Loans or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Revolving Lenders may otherwise agree.

Each Revolving Loan Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

         12.9 CONCERNING THE COLLATERAL AND THE RELATED FINANCING AGREEMENTS. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 FIELD AUDIT, EXAMINATION REPORTS AND OTHER INFORMATION; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and monthly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

                  (b) expressly agrees and acknowledges that Agent (A) does not make any


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representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' and Guarantors' personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

         12.11  COLLATERAL MATTERS.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations; PROVIDED, THAT, the Special Agent Advances described in clauses (i) and (ii) above, together with the aggregate outstanding principal amount of Overadvances, shall not exceed $2,000,000. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Parent in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Miami, Florida time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Revolving Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its


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discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Parent or any Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than the US Dollar Equivalent of $100,000 or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; PROVIDED, THAT, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         12.12 AGENCY FOR PERFECTION. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC, the PPSA or comparable legislation can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         12.13 SUCCESSOR AGENT. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

         13.1 TERM.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Parent or any Borrower may terminate this Agreement and the other Financing Agreements, each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time following the occurrence and during the continuance of an Event of Default; PROVIDED, THAT, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Parent for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Florida time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC or PPSA to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                      AMOUNT                                                PERIOD
                      ------                                                ------
         (i) 2% of Maximum Credit                  From the date hereof to and including the
                                                   first anniversary of the date hereof; and



                      AMOUNT                                        PERIOD
                      ------                                        ------
         (ii) 1% of Maximum Credit                 From and after the first anniversary of the
                                                   date hereof to and including the second
                                                   anniversary of the date hereof.


Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

         13.2 INTERPRETATIVE PROVISIONS.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

                  (g) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars or currency of any amount in US Dollars, and the equivalent in US Dollars of any amount in Canadian Dollars or other currency, shall be determined pursuant to the Exchange Rate.

                  (h) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

                  (i) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.

                  (j) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (k) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (l) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (m) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (n) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         13.3 NOTICES. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, three (3) Business Days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to any Borrower          Thane International, Inc.
           or Guarantor:             78-140 Calle Tampico
                                     La Quinta, California 92253
                                     Attention: Mr. William Hay
                                     Telephone No.: (760) 777-0217
                                     Telecopy No.: (760) 777-0214

         with a copy to:             H.I.G. Infomercial Company
                                     c/o H.I.G. Capital Management, Inc.
                                     1001 Brickell Bay Drive
                                     Miami, Florida 33131
                                     Attention: Mr. Sami Mnaymneh
                                     Telephone No.: (305) 379-2322
                                     Telecopy No.: (305) 379-2013

         and a copy to:              White & Case LLP
                                     200 South Biscayne Boulevard
                                     Miami, Florida 33131
                                     Attention: Jorge L. Freeland, Esq.
                                     Telephone: (305) 995-5247
                                     Telecopy No.: (305) 358-5744

         If to Agent:                Congress Financial Corporation (Florida)
                                     777 Brickell Avenue
                                     Miami, Florida 33131
                                     Attention: Portfolio Manager - Thane
                                     Telephone No.: 305-371-6671
                                     Telecopy No.: 305-371-9456

         13.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.5 CONFIDENTIALITY.

                  (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party relating to this Agreement, (iv) to any Lender or any Affiliate of any Lender or to any Participant (or prospective Lender or Participant) so long as such Lender or Participant (or prospective Lender or Participant) shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (v) to counsel for Agent or any Participant or Lender (or prospective Participant or Lender so long as clause (iv) of this Section is satisfied as to such person).

                  (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent or such Lender, that Agent or such Lender will promptly notify Parent of such request so that Parent or Borrowers may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's reasonable expenses, cooperate with Borrowers in reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Parent so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

                  (c) In no event shall this Section 13.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or any third party, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender from a person other than Borrowers,
(iii) require Agent or any Lender to return any materials furnished by Borrowers or Guarantors to Agent or (iv) prevent Agent from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

         13.6 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.7 ASSIGNMENTS; PARTICIPATIONS.

                  (a) Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letter of Credit Accommodations) and the other Financing Agreements to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company, to an Approved Fund, or to one or more Lenders (and no notice to Agent shall be required in connection with any assignment by a Lender pursuant to this clause (i)); PROVIDED, THAT, Borrower and Agent may continue to deal solely and directly with such Lender, and such Lender shall continue to have all of the duties and obligations, in connection with the interest so assigned to an assignee until (A) written notice of such assignment has been given to Parent and Agent by such Lender and such assignee and (B) such Lender and its assignee have delivered to Parent and Agent a fully executed Assignment and Acceptance, or (ii) assign all or, if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; PROVIDED, THAT, in the case of clause (ii) above (A) if such assignee is not a bank, Agent shall receive a representation in writing by such assignee that (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2) the acquisition and holding of such Commitments and Loans does not constitute a non- exempt prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code and (B) such transfer or assignment will not be effective until recorded by Agent on the Register. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Section 3(3) of Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                  (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Parent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(i) the assignee thereunder shall
be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); PROVIDED, THAT, (i) such Lender's obligations under this Agreement (including, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

                  (g) (i) Borrower shall maintain, or cause the Agent to maintain and the Agent hereby agrees that it shall maintain, a register (the "Term Loan Register") on which it enters the name of each Lender as the registered owner of the Term Loans held by such Lender. A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Term Loan Register (and each Registered Term Note shall expressly so provide). Any assignment or sale of all or part of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Term Register, together with the surrender of the Registered Term Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Term Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Term Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Term Loan (and the Registered Term Note, if any evidencing the same), Borrower shall treat the Person in whose name such Loan (and the Registered Term Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The Term Loan Register shall be deemed part of the Register.

                  (ii) In the event that any Lender sells participations in the Registered Term Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Term Loans held by it (the "Participant Register"). A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Term Note shall expressly so provide). Any participation of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (h) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

         13.8 THE KRANE GROUP. Notwithstanding anything to the contrary set forth herein, for so long as the Krane Intercreditor Agreement is in full force and effect, none of the representations and warranties, covenants and Events of Default set forth herein and in the other Financing Agreements in respect of Subsidiaries of Parent shall be deemed to apply to any of the Krane Group, except for the representations and warranties set forth in Sections 8.19 and 8.21(b) hereof.

         13.9 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.10 COUNTERPARTS, ETC. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

         IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT                                     BORROWERS

CONGRESS FINANCIAL CORPORATION            TDG, INC.
(FLORIDA), as Agent

By:                                       By:
   ------------------------------------      -----------------------------------

Title:                                    Title:
     ----------------------------------         -------------------------------


                                          THANE DIRECT, INC.

                                          By:
                                             -----------------------------------

                                          Title:
                                                -------------------------------


                                          WEST COAST DIRECT MARKETING,
                                             INC.

                                          By:
                                             -----------------------------------

                                          Title:
                                                -------------------------------


LENDERS

FIRST UNION NATIONAL BANK

By:
   ------------------------------------

Title:
     ----------------------------------



ABLECO FINANCE LLC

By:
   ------------------------------------

Title:
     ----------------------------------



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GUARANTORS

THANE DIRECT CANADA, INC.                    CONCEPT AND PRODUCT SOLUTIONS

By:                                          By:
   --------------------------------------       --------------------------------

Title:                                       Title:
      --------------------------------             ----------------------------


THANE INTERNATIONAL, INC.                    TIME PROPHETS, INC.

By:                                          By:
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Title:                                       Title:
      --------------------------------             ----------------------------


FOX MARKETING ASSOCIATES, INC.               XEBEC PRODUCTIONS, INC.

By:                                          By:
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Title:                                       Title:
      --------------------------------             ----------------------------


TRADEWIND PRODUCTS, INC.                     LA QUINTA SERVICES CORP.

By:                                          By:
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Title:                                       Title:
      --------------------------------             ----------------------------


STATE OF ______________    )
                           )  ss.:
COUNTY OF _____________    )

         On the _______ day of March, 2002, before me, ______________________,
Notary Public, personally appeared Kevin J. McKeon, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal

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   SIGNATURE                                                    [seal]

                                    EXHIBIT C
                                       TO

                           LOAN AND SECURITY AGREEMENT

                                   COMMITMENTS

                               PRO RATA SHARE
                                 (REVOLVING              PRO RATA SHARE              PRO RATA SHARE               PRO RATA SHARE
                 REVOLVING LOAN     LOAN     TERM LOAN A  (TERM LOAN A   TERM LOAN B  (TERM LOAN B       TOTAL        (TOTAL
LENDER             COMMITMENTS  COMMITMENTS) COMMITMENTS  COMMITMENTS)   COMMITMENTS  COMMITMENTS)    COMMITMENTS  COMMITMENTS)
------             -----------  ------------ -----------  ------------   -----------  ------------    -----------  ------------
First Union     $20,000,000         100%        - 0 -        - 0% -          -0-            -0-       $20,000,000     58.82%
National Bank

Ableco                - 0 -        - 0% -    $10,000,000      100%        $4,000,000      100%        $14,000,000     41.18%
Finance LLC


                                SCHEDULE 9.7 (a)
                                       TO

                           LOAN AND SECURITY AGREEMENT

(a) KRANE MERGER

 As to any merger, consolidation or amalgamation by any Borrower or Guarantor with any other person (whether in a single transaction or a series of related transaction) pursuant to which Krane Holdings, Inc. and Krane Products, Inc. shall, as a result, be Subsidiaries of Parent, then each of the following conditions shall be satisfied as determined by Agent in good faith:

                (a) Agent shall have received not less than one (1) Business Day's prior written notice of the proposed merger or consolidation and such information with respect thereto as Agent

                (b) in no event shall the total amount of the cash consideration (without regard to expenses) payable by Borrowers and Guarantors in connection with such merger exceed $1,200,000,

                (c) as of the date of any such merger, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                (d) Borrowers and Guarantors shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance pursuant to such merger or consolidation,

                (e) the Accounts and Inventory acquired by such Borrower or Guarantor pursuant to such merger or consolidation shall not be deemed Eligible Accounts or Eligible Inventory;

                (f) on the effective date of the merger or consolidation, Agent shall have received an intercreditor agreement, by and between Agent and existing lenders to Krane Group, in form and substance satisfactory to Agent and Lenders, duly executed and delivered by the existing lenders to the Krane Group; and

                (g) promptly upon Agent's request, Borrowers shall deliver, or cause to be delivered, to Agent true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation.

RELIANT MERGER

                (a) As to any merger or consolidation with any other person pursuant to which Reliant Interactive Media Corp. shall become a Subsidiary of Parent, then each of the following conditions shall be satisfied as determined by Agent in good faith:

                (b) Agent shall have received not less than twenty (20) Business Days' prior written notice of the proposed merger and such information with respect thereto as Agent may reasonably request, including (i) the proposed date of the merger or consolidation, (ii) the name, address, jurisdiction of organization and federal identification number of the person with whom such

Borrower is merging (or equivalent in the applicable jurisdiction), (iii) a list and description of the assets to be acquired pursuant to such merger or consolidation (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a third party, and if leased or operated by a third party, the name and address of the lessor or third party), and (iv) the total consideration to be paid in connection with such merger or consolidation (and the terms of payment of such consideration),

                (c) as of the date of such merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                (d) promptly upon Agent's request, Borrowers shall deliver, or cause to be delivered, to Agent true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation,

                (e) promptly upon Agent's request, Borrowers and Guarantors shall execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents and instruments in connection with such merger or consolidation as Agent may reasonably request, including, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto with respect to Reliant Interactive Media Corp.,

                (f) the assets and properties being acquired by such Borrower or Guarantor pursuant to the merger or consolidation shall be substantially consistent with, and related to, the business of Borrowers or Guarantors as currently conducted as of the date hereof,

                (g) the assets acquired by such Borrower or Guarantor pursuant to such merger or consolidation shall be free and clear of any security interest, mortgage, pledge, lien, charge, or other encumbrance (other than security interests and liens permitted under Section 9.8 hereof) except for a cash deposit in an amount not in excess of $1,500,000 being held by Planet E-Shop, Inc., and Agent shall have received evidence satisfactory to it of the same,

                (h) the acquisition by such Borrower or Guarantor of such assets pursuant to the merger or consolidation shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any material respect under, any agreement, document or instrument to which such Borrower or Guarantor is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Borrower or Guarantor (other than security interests and liens permitted under Section 9.8 hereof) or violate any provision of the Certificate of Incorporation or By-Laws of such Borrower or Guarantor,

                (i) Borrowers and Guarantors shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance pursuant to such merger or consolidation unless such Borrower or Guarantor could incur such Indebtedness or create such security interest, mortgage, pledge, lien, charge, or other encumbrance hereunder or under the other Financing Agreements,

                (j) Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that Agent has first priority valid and perfected security interests in and liens upon the assets acquired pursuant to such merger or consolidation to secure the Obligations of Borrowers, (ii) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect, perfect and realize upon its security interests in and liens upon the assets acquired pursuant to such merger or consolidation, (iii) the agreement of the other party to the merger or consolidation consenting to the collateral assignment by such Borrower or Guarantor, as the case may be, of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral (including, any bulk sales indemnification) under the agreements, documents and instruments relating to such merger or consolidation and (iv) such other agreements, documents and instruments as Agent may reasonably request in connection therewith,

                (k) Agent shall have conducted a field examination with respect to the Person, its assets and its business with whom such Borrower or Guarantor is merging, consolidating or amalgamating and in no event shall any Accounts or Inventory acquired by any Borrower pursuant to such merger or consolidation be deemed Eligible Accounts or Eligible Inventory unless the results of such field examination shall be satisfactory to Agent in all respects (and reporting with respect to all such assets shall have been included in the accounting systems of such Borrower or Guarantor in a manner satisfactory to Agent) and then only to the extent the criteria for Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory set forth herein are satisfied with respect thereto (or as modified by Agent in connection with the Accounts or Inventory acquired to reflect the results of Agent's field examination, including any separate advance percentage with respect to such Accounts or Inventory or Reserves as Agent may determine in good faith), and upon the request of Agent, the Accounts and Inventory acquired by such Borrower pursuant to such merger or consolidation shall at all times after such merger or consolidation be separately identified and reported to Agent in a manner satisfactory to Agent,

                (l) in no event shall the total amount of the cash consideration (including expenses) payable by Borrowers and Guarantors in connection with such merger exceed $5,500,000,

                (m) not more than sixty (60) days after the date of such merger or consolidation, Agent shall have received, in form and substance satisfactory to Agent, projected financial statements reflecting the projected effect of such merger or consolidation on Borrowers for the remaining portion of the then current year and for the next succeeding year after giving effect to the merger or consolidation (including forecasted income statements, cash flow statements and balance sheets) prepared on an annual basis as to the current year and the immediately succeeding year (PROVIDED, THAT, if such projections reflect losses in an amount equal to or greater than $1,000,000 in the aggregate for any four
(4) consecutive quarters, upon the request of Agent, Borrowers shall promptly deliver to Agent revised projected financial statements of Borrowers for such period after giving effect to such merger, consolidation or acquisition, all in reasonable detail, together with such supporting information as Agent may reasonably request, which projections shall represent Borrowers' reasonable best estimate of the future financial performance of Borrowers for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions),

                (n) after giving effect to the transactions, Reliant Interactive Corp., a Nevada corporation, will be a Subsidiary of the Borrower or Guarantor involved in such merger or consolidation,

                (o) promptly upon Agent's request, each Borrower shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Agent, its continuing liability in respect of the Obligations and the Financing Agreements to which it was a party prior to such merger or consolidation and execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as Agent may reasonably request in connection therewith (including, Collateral Access Agreements),

                (p) in the case of a merger or consolidation by a Borrower, any Obligor shall, promptly upon Agent's request, ratify and confirm, in form and substance satisfactory to Agent, that its guarantee of the Obligations existing prior to the merger or consolidation shall apply to the Obligations of such Borrower as the surviving corporation, and

                (q) on the effective date of the merger or consolidation, Agent shall have received from any new Subsidiary of Parent acquired as a result of such merger or consolidation (i) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrowers to Agent,
(ii) a security agreement granting to Agent a first and prior security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary, (iii) related UCC Financing Statements, and (iv) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing indebtedness of such new Subsidiary to Agent, (A) promptly upon Agent's request: (1) such Borrower shall execute and deliver to Agent in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and (2) such Borrower shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company);

                (r) no such merger or consolidation shall occur after July 31, 2002.


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